                                                                  EXHIBIT 10.112

================================================================================

                                 $150,000,000


                               CREDIT AGREEMENT


                         DATED AS OF NOVEMBER 13, 1998


                                     AMONG


                              SMART & FINAL INC.,

                                  AS BORROWER
                                  -- --------


                                      AND


                   THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                              AS INITIAL LENDERS
                              -- ---------------


                                      AND


                      CREDIT LYONNAIS LOS ANGELES BRANCH,

                            AS ADMINISTRATIVE AGENT
                            -- -------------- -----


                              CO-LEAD ARRANGERS:
                              -----------------

                      CREDIT LYONNAIS LOS ANGELES BRANCH
                     NATIONSBANC MONTGOMERY SECURITIES LLC


                              SYNDICATION AGENT:
                              -----------------

                     NATIONSBANC MONTGOMERY SECURITIES LLC

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                         PAGE
                                                                                         ----
ARTICLE I.     DEFINITIONS AND ACCOUNTING TERMS.........................................  1
     Section 1.01.    Certain Defined Terms.............................................  1
     Section 1.02.    Computation of Time Periods....................................... 21
     Section 1.03.    Accounting Terms.................................................. 21
     Section 1.04.    Other Definitional Provisions..................................... 21

ARTICLE II.    AMOUNTS AND TERMS OF THE ADVANCES........................................ 21
     Section 2.01.    The Advances...................................................... 21
     Section 2.02.    Making the Advances............................................... 23
     Section 2.03.    Repayment......................................................... 27
     Section 2.04.    Reduction of the Revolving Commitments and Swing Line
                      Commitments....................................................... 28
     Section 2.05.    Prepayments....................................................... 29
     Section 2.06.    Interest.......................................................... 30
     Section 2.07.    Fees.............................................................. 34
     Section 2.08.    Increased Costs, Etc.............................................. 34
     Section 2.09.    Payments and Computations......................................... 35
     Section 2.10.    Taxes............................................................. 38
     Section 2.11.    Sharing of Payments, Etc.......................................... 40
     Section 2.12.    Use of Proceeds................................................... 41
     Section 2.13.    Evidence of Debt.................................................. 41

ARTICLE III.   AMOUNTS AND TERMS OF LETTERS OF CREDIT................................... 42
     Section 3.01.    The Letter of Credit Subfacility.................................. 42
     Section 3.02.    Issuance of Letters of Credit..................................... 42
     Section 3.03.    Drawing and Reimbursement......................................... 43
     Section 3.04.    Obligations Absolute.............................................. 44
     Section 3.05.    Letter of Credit Compensation..................................... 45
     Section 3.06.    Use of Letters of Credit.......................................... 46

ARTICLE IV.    CONDITIONS OF LENDING.................................................... 46
     Section 4.01.    Conditions Precedent to Initial Borrowing......................... 46
     Section 4.02.    Conditions Precedent to Each Borrowing and Issuance............... 50
     Section 4.03.    Determinations Under Section 4.01................................. 51

ARTICLE V.     REPRESENTATIONS AND WARRANTIES........................................... 51
     Section 5.01.    Representations and Warranties of the Borrower.................... 51

ARTICLE VI.    COVENANTS OF THE BORROWER................................................ 59
     Section 6.01.    Affirmative Covenants............................................. 59
     Section 6.02.    Negative Covenants................................................ 64
     Section 6.03.    Reporting Requirements............................................ 69
     Section 6.04.    Financial Covenants............................................... 72

ARTICLE VII.   EVENTS OF DEFAULT.......................................................  73
     Section 7.01.    Events of Default................................................  73
     Section 7.02.    Actions in Respect of the Letters of Credit Upon Default.........  76

ARTICLE VIII.  THE ADMINISTRATIVE AGENT................................................  77
     Section 8.01.    Authorization and Action.........................................  77
     Section 8.02.    Agent's Reliance, Etc............................................  77
     Section 8.03.    Credit Lyonnais Los Angeles Branch and Affiliates................  78
     Section 8.04.    Lender Party Credit Decision.....................................  78
     Section 8.05.    Indemnification..................................................  78
     Section 8.06.    Successor Agents.................................................  79

ARTICLE IX.    MISCELLANEOUS...........................................................  79
     Section 9.01.    Amendments, Etc.; Release of Collateral..........................  79
     Section 9.02.    Notices, Etc.....................................................  80
     Section 9.03.    No Waiver; Remedies..............................................  81
     Section 9.04.    Costs and Expenses...............................................  81
     Section 9.05.    Right of Set-off.................................................  83
     Section 9.06.    Binding Effect...................................................  83
     Section 9.07.    Assignments and Participations...................................  83
     Section 9.08.    Governing Law....................................................  86
     Section 9.09.    Execution in Counterparts........................................  86
     Section 9.10.    No Liability of the Issuing Bank.................................  86
     Section 9.11.    Confidentiality..................................................  87
     Section 9.12.    Waiver of Jury Trial.............................................  87

SCHEDULES AND EXHIBITS
----------------------


  SCHEDULES
  ---------

  Schedule I                        Commitments, Etc.
  Schedule 1.01(a)                  Existing Letters of Credit
  Schedule 1.01(b)                  Florida Stores
  Schedule 4.01(b)                  Surviving Debt
  Schedule 4.01(j)(v)               Jurisdictions
  Schedule 4.01(j)(ix)              Mortgages
  Schedule 5.01(b)                  Capital Stock of Loan Parties
  Schedule 5.01(h)                  Litigation
  Schedule 5.01(j)                  Pension Plans
  Schedule 5.01(n)                  Open Years
  Schedule 5.01(q)(i)               Existing Debt
  Schedule 5.01(r)(i)               Real Property
  Schedule 5.01(r)(ii)              Leases
  Schedule 5.01(s)                  Existing Investments
  Schedule 5.01(t)                  Intellectual Property
  Schedule 5.01(u)                  Certain Agreements, Etc.
  Schedule 6.01(l)(ii)              Certain Real Property
  Schedule 6.01(m)                  Appraisals
  Schedule 6.02(a)                  Existing Liens

  EXHIBITS
  --------
  Exhibit A                         Form of Assignment and Acceptance
  Exhibit B-1                       Form of Notice of Borrowing
  Exhibit B-2                       Form of Notice of Swing Line
                                    Borrowing
  Exhibit C                         Form of Notice of Issuance
  Exhibit D-1                       Form of Revolving Note
  Exhibit D-2                       Form of Swing Line Note
  Exhibit E                         Form of Security Agreement
  Exhibit F                         Form of Deed of Trust
  Exhibit G                         Form of Guaranty
  Exhibit H                         Form of Intercompany Note
  Exhibit I                         Form of Solvency Certificate
  Exhibit J-1                       Form of Opinion of Borrower's
                                    Counsel
  Exhibit J-2                       Form of Opinion of Borrower's In-
                                    House Counsel
  Exhibit K                         Form of Borrowing Base Certificate
  Exhibit L                         Form of Amendment to Guaranty
  Exhibit M                         Form of Amendment to Security
                                    Agreement

          CREDIT AGREEMENT, dated as of November 13, 1998 among SMART & FINAL INC., a Delaware corporation (the "BORROWER"), the financial institutions and
                                   --------
other entities listed on the signature pages hereof as Lenders (the "INITIAL
                                                                     -------
LENDERS"), CREDIT LYONNAIS LOS ANGELES BRANCH, as Administrative Agent (in such
-------
capacity, together with any successor in such capacity appointed pursuant to
Article VIII, the "ADMINISTRATIVE AGENT") and as Co-Lead Arranger, NATIONSBANC
                   --------------------
MONTGOMERY SECURITIES LLC, as Syndication Agent (the "SYNDICATION AGENT" and,
                                                      -----------------
together with the Administrative Agent, the "AGENTS") and as Co-Lead Arranger,
                                             ------
and CREDIT LYONNAIS NEW YORK BRANCH, as L/C Bank (as hereinafter defined).

                            PRELIMINARY STATEMENTS

          (1) The Borrower has requested, on the terms and conditions set forth herein, (a) that the Lenders make Revolving Advances (as hereinafter defined) to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the aggregate Revolving Commitments (as hereinafter defined) of the Lenders less the sum of (i) the aggregate amount of Letter of Credit Obligations (as hereinafter defined) outstanding at such time, and (ii) Swing Line Advances (as hereinafter defined) outstanding from time to time, (b) that the Swing Line Lender (as hereinafter defined) make Swing Line Advances to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding Fifteen Million Dollars ($15,000,000) and (c) that the L/C Bank and the other Issuing Banks (as hereinafter defined) issue Letters of Credit (as hereinafter defined) for the account of the Borrower from time to time in an aggregate Available Amount (as hereinafter defined) not to exceed at any time outstanding the L/C Sublimit (as hereinafter defined).

          (2) Subject to the terms and conditions set forth in this Agreement,
(a) the Lenders have agreed severally to make such Revolving Advances to the Borrower, (b) the Swing Line Lender has agreed to make such Swing Line Advances to the Borrower, and (c) the L/C Bank has agreed to issue such Letters of Credit for the account of the Borrower.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  CERTAIN DEFINED TERMS.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCOUNTS RECEIVABLE" means all Accounts Receivable referred to in
           -------------------
Section 2(a)(iii) of the Security Agreement.

          "ADDITIONAL DIVIDEND AMOUNT" means, at any time of determination, the
           --------------------------
lesser of (i) $3,000,000, and (ii) an amount equal to the product of $0.20 multiplied by the number of Qualifying Shares duly issued after the Closing Date
---------- --
and prior to such time of determination as certified in a certificate of the Chief Financial Officer delivered to the Administrative Agent. For purposes of this definition, the term "QUALIFYING SHARES" means shares of common stock of
                           -----------------
the Borrower, par value $.01, issued after the Closing Date (A) to Casino upon the conversion of the aggregate principal amount of the Casino Note into such common stock of the Borrower (but only to the extent such debt is converted on a dollar for dollar basis at the market price for such common stock at the time of such conversion), (B) for cash at market price on the date of issuance (but only to the extent such cash has been applied to the mandatory prepayment of the Revolving Advances pursuant to Section 2.05(b)(iii) and the permanent reduction of the Revolving Commitments pursuant to Section 2.04(b)), or (C) upon the exercise of options issued under the Borrower's management stock option plan (as such plan is in effect on October 15, 1998); provided that the number of
                                             -------- ----
Qualifying Shares shall be reduced by the number of shares, if any, issued after the Closing Date as a dividend or distribution on or in respect of outstanding common stock of the Borrower.

          "ADDITIONAL MORTGAGES" has the meaning set forth in Section 6.01(l).
           --------------------

          "ADJUSTED LEVERAGE RATIO" means, as of any date of determination, the
           -----------------------
ratio of (i) the sum of (A) Consolidated Total Debt as of the end of the most recently ended fiscal quarter of the Borrower plus (B) the product of (1) rent
                                              ----
expense for the Borrower and its Subsidiaries on a Consolidated basis for the period of four fiscal quarters ending as of the end of the most recently ended fiscal quarter of the Borrower multiplied by (2) 8 to (ii) the sum of (A) EBITDA
                               -------------
for the Borrower and its Subsidiaries on a Consolidated basis for the period of four fiscal quarters ending as of the end of the most recently ended fiscal quarter of the Borrower (it being understood and agreed that for the period of four fiscal quarters ending January 3, 1999, there shall be added to such Consolidated EBITDA the sum of $2,500,000 and for the period of four fiscal quarters ending March 28, 1999, there shall be added to such Consolidated EBITDA the sum of $900,000, in each case to the extent such sums represent EBITDA of Cash & Carry Inc. (prior to its acquisition by the Borrower) not otherwise reflected in the Consolidated EBITDA of the Borrower and its Subsidiaries) plus
                                                                           ----
(B) rent expense for the Borrower and its Subsidiaries on a Consolidated basis for the period of four fiscal quarters ending as of the end of the most recently ended fiscal quarter of the Borrower.

          "ADVANCE" means a Revolving Advance, a Swing Line Advance or an L/C
           -------
Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly
           ---------
or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "AGENT'S ACCOUNT" means the account of the Administrative Agent
           ---------------
maintained by the Administrative Agent with the Federal Reserve Bank of New York, for account of Credit Lyonnais New York, ABA No. 026008073, in favor of Credit Lyonnais New York, Attention: Loan Servicing Syndications, Reference:
Smart & Final.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such
           -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "APPLICABLE MARGIN" means, for any fiscal quarter for each Interest
           -----------------
Type of Advance set forth below, the applicable rate per annum set forth in the table below opposite the Adjusted Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter and beneath such Interest Type of
Loan:

     ========================================================================================
                                                          Applicable           Applicable
                                                          Margin for           Margin for
                    Adjusted Leverage                  Eurodollar Rate         Base Rate
     Tier                Ratio                            Advances             Advances
     ----------------------------------------------------------------------------------------
        I          Greater than or equal to 4.75            2.50%                1.50%
     ----------------------------------------------------------------------------------------
       II          Greater than or equal to 4.25 but
                   less than 4.75                           2.25%                1.25%
     ----------------------------------------------------------------------------------------
      III          Greater than or equal to 3.75 but
                   less than 4.25                           2.00%                1.00%
     ----------------------------------------------------------------------------------------
      IV           Greater than or equal to 3.25 but
                   less than 3.75                           1.75%                0.50%
     ----------------------------------------------------------------------------------------
      V            Less than 3.25                           1.50%                0.00%
     ========================================================================================

provided, however, that, notwithstanding the foregoing, for purposes of
--------  -------
determining the Applicable Margin, the Adjusted Leverage Ratio shall be deemed to be greater than or equal to 4.75 to 1.0 at all times (i) prior to receipt by the Administrative Agent of the financial statements, compliance certificate and Borrowing Base Certificate required by Section 6.03(d) with respect to the fiscal year of the Borrower ending January 3, 1999, and (ii) when a Default has occurred and is continuing based on the Borrower's failure to deliver any financial statement, compliance certificate or Borrowing Base Certificate as and when required pursuant to Sections 6.03(a), 6.03(c) or 6.03(d), as applicable. For purposes of this Agreement, any change in the Applicable Margin based on a change in the Adjusted Leverage Ratio shall be effective three Business Days after the date of receipt by the Administrative Agent of the financial statements, compliance certificate and Borrowing Base Certificate required by Sections 6.03(a), 6.03(c) and 6.03(d), as applicable, reflecting such change.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered
           -------------------------
into by a Lender Party and an Eligible Assignee, and accepted by the Borrower and the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit A hereto.

          "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the
           ----------------
maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "BANK HEDGE AGREEMENT" means a Hedge Agreement between the Borrower
           --------------------
and any Lender.

          "BASE RATE" means a fluctuating interest rate per annum in effect from
           ---------
time to time, which rate per annum shall at all times be equal to the higher of:
(a) the rate of interest established by Credit Lyonnais New York Branch as its "base rate", with each change in such rate to be effective for purposes of this Agreement and the transactions contemplated hereby without necessity of any action on the part of any Person, on the day on which such change is effective, it being understood that such rate does not and shall not necessarily reflect the best or lowest rate of interest available to Credit Lyonnais New York Branch's best or preferred commercial customers and (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means an Advance that bears interest as provided
           -----------------
in Section 2.06(a)(i).

          "BORROWER" has the meaning set forth in the recital of parties to this
           --------
Agreement.

          "BORROWER'S ACCOUNT" means the account of the Borrower maintained by
           ------------------
the Borrower with the Administrative Agent.

          "BORROWING BASE AMOUNT" means, at any time of determination, the
           ---------------------
lesser of (i) the aggregate Revolving Commitments in effect at such time, and
(ii) the sum of the following amounts for each category of Eligible Collateral (as reflected in the then most recently delivered Borrowing Base Certificate):

          (a) from and after the Eligible Real Property Inclusion Date, 35% of the net book value of Eligible Real Property;

          (b) with respect to Eligible Inventory, 60% of the value thereof, and

          (c) with respect to Eligible Accounts Receivable, 80% of the value thereof;

provided, however, that in the event a Default has occurred and is continuing
--------  -------
based on the Borrower's failure to deliver any financial statement, compliance certificate or Borrowing Base Certificate as and when required pursuant to Sections 6.03(a), 6.03(c), or 6.03(d), as applicable, the Borrowing Base Amount shall be such amount as may be determined from time to time by the Administrative Agent and the Required Lenders in their sole discretion.

          "BORROWING BASE CERTIFICATE" means a certificate of the Borrower
           --------------------------
concerning the Borrowing Base of the Borrower substantially in the form of Exhibit K.

          "BORROWING" means a Revolving Borrowing or a Swing Line Borrowing.
           ---------

          "BORROWING BASE DEFICIENCY" means, at any time, the failure of the
           -------------------------
Borrowing Base Amount at such time to equal or exceed the sum of (i) the then outstanding aggregate principal amount of the Revolving Advances and the Swing Line Advances plus (ii) the aggregate Letters of Credit Obligations then
              ----
outstanding.

          "BUSINESS DAY" means a day of the year on which banks are not required
           ------------
or authorized by law to close in Los Angeles, California or New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CAPITAL EXPENDITURES" means, for any period, the sum of (a) all
           --------------------
expenditures during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

          "CAPITALIZED LEASES" has the meaning specified in clause (e) of the
           ------------------
definition of Debt.

          "CASH EQUIVALENTS" means any of the following, to the extent owned by
           ----------------
the Borrower free and clear of all Liens and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that (i) is a Lender or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c), (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1 billion or (c) commercial paper (other than commercial paper issued by or on behalf of the Borrower or any of its Affiliates) in an aggregate amount of no more than $500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

          "CASINO" means Casino USA, Inc. and its Affiliates.
           ------

          "CASINO INTERCOMPANY ADVANCES" means unsecured intercompany advances
           ----------------------------
made by Casino to the Borrower after the Closing Date pursuant to the Casino Intercompany Agreement.

          "CASINO INTERCOMPANY AGREEMENT" means that certain intercompany
           -----------------------------
agreement dated August 6, 1991 by and between Casino and the Borrower.

          "CASINO LOAN AGREEMENT" means the loan agreement dated as of November
           ---------------------
13, 1998 by and between Casino and the Borrower.

          "CASINO NOTE" means the promissory note dated as of November 13, 1998
           -----------
by the Borrower in favor of Casino in the principal amount of $53,000,000.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended or supplemented from time to time, and the regulations promulgated pursuant thereto.

          "CLOSING DATE" means the date on which each of the conditions in
           ------------
Section 4.01 is satisfied or waived.

          "CO-LEAD ARRANGERS" means Credit Lyonnais Los Angeles Branch and
           -----------------
NationsBanc Montgomery Securities LLC.

          "COLLATERAL" means all "Collateral" referred to in the Collateral
           ----------
Documents and all other property that is subject to any Lien in favor of the Administrative Agent, the Lenders or any Issuing Bank.

          "COLLATERAL DOCUMENTS" means the Security Agreement and the Mortgages
           --------------------
and any Additional Mortgages.

          "COMMITMENT" means a Revolving Commitment or a Swing Line Commitment.
           ----------

          "COMMITMENT FEE PERCENTAGE" means a fee per annum on the undrawn
           -------------------------
amount of the Facility as set forth below payable quarterly in arrears following the Closing:

          ====================================================================
                                                                Commitment
                        Adjusted Leverage                           Fee
           Tier                Ratio                             Percentage
          --------------------------------------------------------------------
            I           Greater than or equal to 4.75             0.50%
          --------------------------------------------------------------------
            II          Greater than or equal to 4.25 but
                        less than 4.75                            0.50%
          --------------------------------------------------------------------
            III         Greater than or equal to 3.75 but
                        less than 4.25                            0.40%
          --------------------------------------------------------------------
            IV          Greater than or equal to 3.25 but
                        less than 3.75                            0.35%
          --------------------------------------------------------------------
            V           less than 3.25                            0.30%
          ====================================================================

provided, however, that, notwithstanding the foregoing, for purposes of
--------  -------
determining the Commitment Fee Percentage, the Adjusted Leverage Ratio shall be deemed to be greater than or equal to 4.75 to 1.0 at all times (i) prior to receipt by the Administrative Agent of the financial statements, compliance certificate and Borrowing Base Certificate required by Section 6.03(d) with respect to the fiscal year of the Borrower ending January 3, 1999, and (ii) when a Default has occurred and is continuing based on the Borrower's failure to deliver any financial statement, compliance certificate or Borrowing Base Certificate as and when required pursuant to Sections 6.03(a), 6.03(c) or 6.03(d), as applicable. For purposes of this Agreement, any change in the Commitment Fee Percentage based on a change in the Adjusted Leverage Ratio shall be effective three Business Days after the date of receipt by the Administrative Agent of the financial statements, compliance certificate and Borrowing Base Certificate required by Sections 6.03(a), 6.03(c) and 6.03(d), as applicable, reflecting such change.

          "COMMITMENT TERMINATION DATE" means November 12, 2001, on which date
           ---------------------------
the Facilities shall terminate and all amounts outstanding thereunder shall be due and payable, subject to early termination and acceleration upon the occurrence of an Event of Default.

          "CONFIDENTIAL INFORMATION" means information that the Borrower
           ------------------------
furnishes to the Administrative Agent or any Lender in a writing designated as confidential but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower.

          "CONSOLIDATED" refers to the consolidation of accounts in accordance
           ------------
with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest
           -----------------------------
expense (including the interest component of Capitalized Leases) of the Borrower and its Subsidiaries on a Consolidated basis for such period in conformity with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financings or letters of credit, but excluding charges in such period for the amortization or write-off of capitalized (i) amounts payable pursuant to Section 2.07, (ii) other non-cash charges for amortization or write-off of debt issuance expenses incurred prior to the date hereof, and (iii) other expenses relating to the negotiation and preparation of, and the initial Advances under, this Agreement.

          "CONSOLIDATED NET INCOME" means, for any period, the net earnings (or
           -----------------------
loss) after taxes of the Borrower and its Subsidiaries on a Consolidated basis determined for such period in conformity with GAAP.

          "CONSOLIDATED NET WORTH" means the excess of (i) the total assets of
           ----------------------
the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, over (ii) all liabilities of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL DEBT" means, as of any time of determination,
           -----------------------
determined for the Borrower and its Subsidiaries on a consolidated basis, (i) indebtedness for borrowed money (including, without limitation, obligations in respect of Casino Intercompany Advances), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) non-contingent obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, and (iv) Capitalized Leases.

          "CONTROLLED GROUP MEMBER" means each trade or business (whether or not
           -----------------------
incorporated) which, at any time, together with Borrower or any Subsidiary of any thereof is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

          "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of
           ----------    -------       ---------
Advances of one Interest Type into Advances of the other Interest Type pursuant to Section 2.06.

          "DEBT" of any Person means, without duplication, (a) all indebtedness
           ----
of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("CAPITALIZED LEASES"), (f) all
                                        ------------------
Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "DEFAULT" means any Event of Default or any event that would
           -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DEFAULT RATE" has the meaning specified in Section 2.06(d).
           ------------

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of the
           -------------------
Borrower that is not a Foreign Subsidiary.

          "EBITDA" means, for any period, net income (or net loss) plus, to the
           ------                                                  ----
extent deducted in determining such net income (or net loss), the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period. In the event the Borrower takes a charge associated with the closing of the Florida Stores permitted under clause (i) of Section 7.01(r), up to $18,000,000 of such charge may be added back to EBITDA for financial covenant calculations for such fiscal quarter and, without duplication, the next three fiscal quarters (but such amount may only be added back to EBITDA for any period to the extent such amount is deducted in determining EBITDA for the applicable period).

          "ELIGIBLE ACCOUNTS RECEIVABLE" means Accounts Receivable of the
           ----------------------------
Borrower and its Domestic Subsidiaries. The value of such Accounts Receivable shall be their book value determined in accordance with GAAP, as reflected on the most recent Borrowing Base Certificate received by the Administrative Agent pursuant to Section 4.02(a)(iii) or Section 6.03(a). Notwithstanding the foregoing, Accounts Receivable owing from any Person that is an Affiliate of the Borrower or any of its Subsidiaries shall not be Eligible Accounts Receivable.

          "ELIGIBLE ASSIGNEE" means (a) any Lender Party and any Affiliate of
           -----------------
any Lender Party, and (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund or other financial institution, fund or investor which has been approved in writing (or, in the case of the Borrower, deemed approved as provided below) by the Borrower and the Administrative Agent as an Eligible Assignee for purposes of this Agreement, provided that in each such case such approval shall not be unreasonably
--------
withheld, or, in the case of Affiliates of such Lender Party, written notice to the Administrative Agent shall have been provided, and provided, further, that
                                                       --------  -------
if the Borrower is requested at any time to approve any Person as an Eligible Assignee hereunder and the Administrative Agent has not received written notice from the Borrower, within three Business Days of such request, that the Borrower does not approve such Person as an Eligible Assignee, the Borrower shall be deemed to have approved such Person as an Eligible Assignee. Such approval of the Borrower shall not be required if an Event of Default has occurred and is continuing.

          "ELIGIBLE COLLATERAL" means, collectively, Eligible Inventory,
           -------------------
Eligible Accounts Receivable and Eligible Real Property.

          "ELIGIBLE INVENTORY" means Inventory of the Borrower and its Domestic
           ------------------
Subsidiaries. The value of such Inventory shall be the book value of such Inventory determined in accordance with GAAP as reflected on the most recent Borrowing Base Certificate received by the Administrative Agent pursuant to
Section 4.02(a)(iii) or Section 6.03(a).

          "ELIGIBLE REAL PROPERTY" means only such real property of the Borrower
           ----------------------
and its Domestic Subsidiaries as is subject to a valid and perfected first priority Lien in favor of the Administrative Agent pursuant to the Mortgages; provided, however, that any such real property may be excluded to the extent
--------- -------
that the Borrower has not complied with the provisions of Section 6.01(m) with respect to such real property. The value of such real property shall be its book value determined in accordance with GAAP, as reflected on the Borrower's most recent

Borrowing Base Certificate received by the Administrative Agent pursuant to
Section 4.02(a)(iii) or Section 6.03(a); provided, however, that the
                                         --------  -------
Administrative Agent may, from time to time, exclude from Eligible Real Property such real property as the Administrative Agent determines must be so excluded in order to maintain compliance with the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

          "ELIGIBLE REAL PROPERTY INCLUSION DATE" means the first date after the
           -------------------------------------
Closing Date as of which all appraisals required by the provisions of Section 6.01(m)(i) have been delivered to the Administrative Agent.

          "ENVIRONMENTAL ACTION" means any administrative, regulatory or
           --------------------
judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" means any federal, state or local law, rule,
           -----------------
regulation, order, writ, judgment, injunction, decree, determination or award and any and all common law requirements, rules and bases of liability relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification
           --------------------
number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" of any Person means any other Person that for
           ---------------
purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA EVENT" with respect to any Person means (a) the occurrence of a
           -----------
reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of

ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under
Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D
           ------------------------
of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "EURODOLLAR RATE" means, for any Eurodollar Rate Advance for any
           ---------------
Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (a) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If for any reason the rate described in the foregoing clause (a) is not available at the time of determination of the Eurodollar Rate for any Eurodollar Rate Advances for any Interest Period, the term "Eurodollar Rate" shall mean, for any such Eurodollar Rate Advances for any such Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (i) the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, however, if more than one
                                         --------  -------
rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as
           -----------------------
provided in Section 2.06(b).

          "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period
           ----------------------------------
for any Eurodollar Rate Advance, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in Section 7.01.
           -----------------

          "EXISTING BRIDGE LOAN" means that certain bridge loan dated as of
           --------------------
April 30, 1998 by and among the Borrower and Credit Lyonnais Los Angeles Branch, as amended, supplemented or modified to the date hereof.

          "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated
           -------------------------
as of November 20, 1995 by and among the Borrower, the Banks listed therein and Credit Lyonnais Los Angeles Branch, as Agent, as amended, supplemented or modified to the date hereof.

          "EXISTING DEBT" means the Debt identified on Schedule 5.01(q)(i).
           -------------

          "EXISTING LETTERS OF CREDIT" means the letters of credit described on
           --------------------------
Schedule 1.01(a).

          "EXISTING LIENS" means the Liens identified on Schedule 6.02(a).
           --------------

          "FACILITY" means the Revolving Facility or the Swing Line Facility.
           --------

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FLORIDA STORES" means the stores and other real properties identified
           --------------
on Schedule 1.01(b).

          "FOREIGN SUBSIDIARY" means any "controlled foreign corporation" within
           ------------------
the meaning of Section 957(a) of the Internal Revenue Code as to which the Borrower or any of its Subsidiaries is a "United States shareholder" as defined in Section 951(b) of the Internal Revenue Code.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "GUARANTORS" means each present and future direct or indirect
           ----------
Subsidiary of the Borrower that is a party to the Guaranty.

          "GUARANTY" has the meaning specified in Section 4.01(j)(x), and
           --------
includes any amendment to Guaranty delivered hereunder.

          "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products,
           -------------------
natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements,
           ----------------
interest rate future or option contracts and other similar agreements.

          "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).
           -----------------

          "INITIAL LENDERS" has the meaning specified in the recital of parties
           ---------------
to this Agreement.

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any,
           -------------
of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "INTERCOMPANY NOTES" has the meaning specified in Section 4.01(j)(xv).
           ------------------

          "INTEREST PERIOD" has the meaning specified in Section 2.06(b).
           ---------------

          "INTEREST TYPE" refers to the distinction between Advances bearing
           -------------
interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "INVENTORY" means all Inventory referred to in Section 2(a)(i) of the
           ---------
Security Agreement.

          "INVESTMENT" in any Person means any loan or advance to such Person,
           ----------
any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in
                                                                      ----
respect of such Person.

          "ISSUE" means, with respect to any Letter of Credit, either issue such
           -----
Letter of Credit, extend the expiry of such Letter of Credit (other than any such extension occurring pursuant to the terms of such Letter of Credit), renew such Letter of Credit (other than any such renewal occurring pursuant to the terms of such Letter of Credit), or increase the amount of such

Letter of Credit, and the terms "Issued", "Issuing", and "Issuance" shall have
                                 ------    -------        --------
corresponding meanings.

          "ISSUING BANK" means the L/C Bank and any other Lender that is a
           ------------
commercial bank, acting through a domestic branch, as issuer of a Letter of Credit.

          "LENDER PARTY" means any Lender or any Issuing Bank.
           ------------

          "LENDERS" means the Initial Lenders and each Eligible Assignee that
           -------
shall become a party hereto pursuant to Section 9.07.

          "L/C ADVANCE" means a payment made by an Issuing Bank under a Letter
           -----------
of Credit.

          "L/C BANK" means Credit Lyonnais New York Branch in its capacity as an
           --------
Issuing Bank or any assignee acting in such capacity.

          "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in Section
           ---------------------------
7.02.

          "L/C RELATED DOCUMENTS" has the meaning specified in Section 3.04(a).
           ---------------------

          "L/C SUBLIMIT" means Ten Million Dollars ($10,000,000) as such amount
           ------------
may be reduced pursuant to Section 2.04.

          "LETTER OF CREDIT" means any letter of credit issued hereunder.
           ----------------

          "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section
           --------------------------
3.02(a).

          "LETTER OF CREDIT OBLIGATIONS" means, as of any date of determination
           ----------------------------
with respect to any Letter of Credit, the sum of (a) the then outstanding Available Amount of such Letter of Credit, and (b) the aggregate amount of the Unreimbursed Letter of Credit Liability thereunder.

          "LETTER OF CREDIT SUBFACILITY" has the meaning specified in Section
           ----------------------------
3.01.

          "LIEN" means any lien, security interest or other charge or
           ----
encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, the
           --------------
Collateral Documents, each Letter of Credit Agreement, each Bank Hedge Agreement, the Intercompany Notes and any other instrument or agreement executed by the Borrower and the Administrative Agent that states that it is a Loan Document.

          "LOAN PARTIES" means the Borrower and the Guarantors.
           ------------

          "MARGIN STOCK" has the meaning specified in Regulation U.
           ------------

          "MATERIAL ADVERSE CHANGE" means any material adverse change in the
           -----------------------
business, assets, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the
           -----------------------
business, assets, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

          "MORTGAGE" has the meaning specified in Section 4.01(j)(ix).
           --------

          "MORTGAGE POLICY" has the meaning specified in Section 4.01(j)(ix)(A).
           ---------------

          "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan, as
           ------------------
defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" of any Person means a single employer plan,
           ----------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer
           -----------------
or other disposition of any asset or the sale or issuance of any Debt or capital stock (other than common stock of the Borrower issued to Casino upon conversion of the Casino Note), any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a direct result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case with respect to the foregoing clauses (a) and (c) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

          "NOTE" means a Revolving Note or a Swing Line Note.
           ----

          "NOTICE OF BORROWING" means either (a) a notice in substantially the
           -------------------
form of Exhibit B-1, or (b) notice by teletransmission or telephonic notice of the information required by Exhibit B-1.

          "NOTICE OF ISSUANCE" means a notice in substantially the form of
           ------------------
Exhibit C.

          "NOTICE OF SWING LINE BORROWING" means either (a) a notice
           ------------------------------
substantially in the form of Exhibit B-2, or (b) notice by teletransmission or telephonic notice of the information required by Exhibit B-2.

          "OBLIGATION" means, with respect to any Person, any obligation of such
           ----------
Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OFFERING MEMORANDUM" means the offering memorandum emoradated
           -------------------
October, 1998 used by the Syndication Agent in connection with the syndication of the Commitments.

          "OPEN YEAR" has the meaning specified in Section 4.01(z).
           ---------

          "OTHER TAXES" has the meaning specified in Section 2.10(b).
           -----------

          "PARTICIPATION AGREEMENT" means that certain Participation Agreement
           -----------------------
dated as of November 13, 1998 among Smart & Final Inc., as the Construction Agent and as the Lessee, the various parties hereto from time to time, as the Guarantors, First Security Bank, National Association, not individually, except as expressly stated herein, but solely as the Owner Trustee under the S&F Trust 1998-1, the various banks and other lending institutions which are parties hereto from time to time, as the Holders, the various banks and other lending institutions which are parties hereto from time to time, as the Lenders, and Credit Lyonnais Los Angeles Branch, as the Administrative Agent for the Lenders and respecting the Security Documents, as the Administrative Agent for the Lenders and the Holders, to the extent of their interests.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "PERMITTED ENCUMBRANCES" means, with respect to any property subject
           ----------------------
to a Mortgage or an Additional Mortgage, the matters listed on Schedule B to the policy of title insurance in favor of the Administrative Agent with respect to such property.

          "PERMITTED LIENS" means such of the following as to which no
           ---------------
enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

          "PERSON" means an individual, partnership, limited liability company,
           ------
corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "PREFERRED STOCK" means, with respect to any corporation, capital
           ---------------
stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "PRO RATA SHARE" of any amount means, with respect to any Lender at
           --------------
any time, the product of (a) a fraction the numerator of which is such Lender's Revolving Commitment (without giving effect to any termination thereof pursuant to Section 7.01) at such time and the denominator of which is the sum of the Revolving Facility (in each case without giving effect to any termination of Commitments pursuant to Section 7.01) at such time times (b) such amount.
                                                   -----

          "REDEEMABLE" means, with respect to any capital stock, Debt or other
           ----------
right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "REGISTER" has the meaning specified in Section 9.07(c).
           --------

          "REGULATION U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System, as in effect from time to time.

          "REQUIRED LENDERS" means at any time Lender Parties owed or holding
           ----------------
more than 66-2/3% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lender Parties holding more than 66-2/3% of the Revolving Commitments at such time. For purposes of this definition, the Available Amount of each Letter of Credit and the aggregate principal amount of all outstanding Swing Line Advances shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Commitments.

          "RESPONSIBLE OFFICER" means the President, Chief Executive Officer,
           -------------------
any Vice President, the Chief Financial Officer and the Treasurer of the Borrower.

          "REVOLVING ADVANCE" has the meaning specified in Section 2.01(b).
           -----------------

          "REVOLVING BORROWING" means a borrowing consisting of simultaneous
           -------------------
Revolving Advances of the same Interest Type made by the Lenders.

          "REVOLVING COMMITMENT" means, (i) with respect to any Lender listed on
           --------------------
Schedule I, the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Commitment," (ii) with respect to any Lender not listed on Schedule I hereto, the amount set forth in the Assignment and Acceptance pursuant to which such Person became a Lender hereunder, or (iii) if any of such Lenders has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Lender's "Revolving Commitment", in the case of each of the foregoing clauses (i), (ii) and (iii), as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "REVOLVING FACILITY" means, at any time, the aggregate amount of the
           ------------------
Lenders' Revolving Commitments at such time.

          "REVOLVING NOTE" means a promissory note of the Borrower payable to
           --------------
the order of any Lender, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

          "SECURED OBLIGATIONS" has the meaning specified in the Security
           -------------------
Agreement.

          "SECURITY AGREEMENT" has the meaning specified in Section
           ------------------
4.01(j)(viii).

          "SINGLE EMPLOYER PLAN" of any Person means a single employer plan, as
           --------------------
defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a
           -------       --------
particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the
           ------------------------
Letter of Credit Subfacility, other than a Trade Letter of Credit.

          "SUBSIDIARY" of any Person means any corporation partnership, limited
           ----------
liability company, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "SURVIVING DEBT" has the meaning specified in Section 4.01(b).
           --------------

          "SURVIVING DEBT AGREEMENT" means any agreement or instrument setting
           ------------------------
forth the terms and conditions of any Surviving Debt.

          "SWING LINE ADVANCE" means an advance by the Swing Line Lender to the
           ------------------
Borrower pursuant to Section 2.01(b).

          "SWING LINE BORROWING" means a borrowing consisting of a Swing Line
           --------------------
Advance made by the Swing Line Lender.

          "SWING LINE COMMITMENT" means, with respect to the Swing Line Lender,
           ---------------------
the amount, not to exceed 15,000,000, agreed to by the Swing Line Lender and the Borrower and consented to by the Administrative Agent and set forth in the Register maintained by the Agent pursuant to Section 9.07(c),or, if such Lender has entered into one or more Assignments and Acceptances with respect to the Swing Line Commitment, the amount set forth for the Swing Line Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Lender's "Swing Line Commitment", in each case as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "SWING LINE COMMITMENT COMMENCEMENT DATE" means such date as of which
           ---------------------------------------
a Lender shall have agreed in writing with the Borrower (with the consent of the Administrative Agent) to act as the Swing Line Lender hereunder.

          "SWING LINE FACILITY" means, at any time, the aggregate amount of the
           -------------------
Swing Line Lender's Swing Line Commitments at such time.

          "SWING LINE LENDER" means such Lender as shall agree in writing with
           -----------------
the Borrower and with the consent of the Administrative Agent to act as the Swing Line Lender hereunder and any assignee of the Swing Line Commitment which assumes such Swing Line Commitment in accordance with the terms of Section 9.07.

          "SWING LINE NOTE" means a promissory note of the Borrower payable to
           ---------------
the order of the Swing Line Lender, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Swing Line Advances made by such Lender.

          "SWING LINE RESERVE AMOUNT" means, (i) at all times prior to the Swing
           -------------------------
Line Commitment Commencement Date, zero, and (ii) at any time of determination thereafter, the greater of (A) the aggregate Swing Line Commitment in effect at such time, and (B) the aggregate principal amount of all outstanding Swing Line Advances at such time.

          "SYNTHETIC LEASE DOCUMENTS" means the Operative Documents as defined
           -------------------------
in the Participation Agreement.

          "SYNTHETIC LEASES" means the Lease as defined in the Participation
           ----------------
Agreement.

          "TAXES" has the meaning specified in Section 2.10(a).
           -----

          "TOTAL COMMITMENT" means, with respect to each Lender Party at any
           ----------------
time, the aggregate of such Lender Party's Revolving Commitment at such time.

          "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued
           ----------------------
under the Letter of Credit Subfacility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected Lien on such Inventory.

          "UNREIMBURSED LETTER OF CREDIT LIABILITY" means, as of any date of
           ---------------------------------------
determination with respect to any Letter of Credit, the aggregate amount of all L/C Advances which have been made by, and not reimbursed to, the Issuing Bank under such Letter of Credit.

          "UNUSED REVOLVING COMMITMENT" means, with respect to any Lender at any
           ---------------------------
time, (a) such Lender's Revolving Commitment at such time, minus (b) the sum of
                                                           -----
(i) the aggregate principal amount of all Revolving Advances of such Lender outstanding at such time, plus (ii) such Lender's Pro Rata Share of the
                          ----
aggregate Letter of Credit Obligations outstanding at such time, plus (iii) such
                                                                 ----
Lender's Pro Rata Share of the Swing Line Advances then outstanding.

          "UNUSED SWING LINE COMMITMENT" means, with respect to the Swing Line
           ----------------------------
Lender at any time, the remainder of (a) such Lender's Swing Line Commitment at such time, minus (b) the aggregate principal amount of all Swing Line Advances
           -----
made by such Lender and outstanding at such time.

          "VOTING STOCK" means capital stock issued by a corporation, or
           ------------
equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle
           --------------------
E of Title IV of ERISA.

          "YEAR 2000 PROBLEM" has the meaning set forth in Section 5.01(v).
           -----------------

          SECTION 1.02.  COMPUTATION OF TIME PERIODS. In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  ACCOUNTING TERMS. All accounting terms not specifically
                         ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").
                                                      ----
          SECTION 1.04.  OTHER DEFINITIONAL PROVISIONS. References to Sections
                         -----------------------------
and subsections shall be to Sections and subsections, respectively, of this Agreement unless otherwise specified. The term "including" means including without limitation.

                                  ARTICLE II.

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  THE ADVANCES
                         ------------

          (A)  REVOLVING ADVANCES. Each Lender severally agrees, on the terms
               ------------------
and conditions hereinafter set forth, to make advances (each a "REVOLVING
                                                                ---------
ADVANCE") to the Borrower from time to time on any Business Day during the
-------
period from the Closing Date until the Commitment Termination Date in an amount for each such Advance not to exceed the lesser of (i) such Lender's Unused Revolving Commitment on such Business Day (after giving effect to any repayment of Swing Line Advances made or to be made with the proceeds thereof pursuant to a designation therefor set forth by the Borrower in a Notice of Borrowing for such Borrowing or pursuant to a Notice of Borrowing given by the Administrative Agent in accordance with Section 2.02(f)) and (ii) such Lender's Pro Rata Share of the remainder of the Borrowing Base Amount as of such date minus the sum of
                                                              -----
(A) the then outstanding Letter of Credit Obligations and (B) the then outstanding Swing Line Advances; provided, however, that (1) the foregoing
                                 --------  -------
clause (ii) shall not limit any Lender's obligations under Section 2.02(f), and
(2) except with respect to a Borrowing the proceeds of which will be applied to repay outstanding Swing Line Advances pursuant to a designation therefor set forth by the Borrower in a Notice of Borrowing for such Borrowing or pursuant to a Notice of Borrowing given by the Administrative Agent pursuant to Section 2.02(f), the Borrower shall not request, and no Lender shall be required to make Revolving Advances in respect of, any Borrowing if after giving effect thereto the aggregate principal amount of all outstanding Revolving Advances would exceed the remainder of the Borrowing Base Amount at such time minus the sum of (A) the then outstanding Letter of Credit Obligations
          -----
and (B) the Swing Line Reserve Amount. Each Revolving Borrowing shall be in an aggregate amount of Five Million Dollars ($5,000,000) or (except in the case of the initial Advances) an integral multiple of One Million Dollars ($1,000,000) in excess thereof and shall consist of Revolving Advances made by the Lenders ratably according to their respective Revolving Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.05 and reborrow under this Section 2.01(a).

          (B)  SWING LINE ADVANCES. The Swing Line Lender agrees, on the terms
               -------------------
and conditions hereinafter set forth, to make advances (each a "SWING LINE
                                                                ----------
ADVANCE") to the Borrower from time to time on any Business Day during the
-------
period from the Swing Line Commitment Commencement Date until the Commitment Termination Date in an amount not to exceed the Swing Line Lender's Unused Swing Line Commitment on such Business Day; provided, however, that the Swing Line
                                      --------  -------
Lender shall not make any Swing Line Advance if, after giving effect to such Swing Line Advance, the aggregate principal amount of all outstanding Swing Line Advances would exceed the remainder of the Borrowing Base Amount then in effect minus the sum of (A) the aggregate amount of the Letter of Credit Obligations
-----
then outstanding, and (B) the aggregate principal amount of the Revolving Advances then outstanding. Each Swing Line Borrowing shall consist of Swing Line Advances made by the Swing Line Lender and shall be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof. Immediately upon the making of each Swing Line Advance by the Swing Line Lender, the Swing Line Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Swing Line Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swing Line Advance and the Obligations of the Borrower under this Agreement in respect thereof in an amount equal to such Lender's Pro Rata Share of such Swing Line Advance, provided,
                                                                  --------
however, that (i) no Lender shall be required to fund its participation in any
-------
such Swing Line Advance until demand therefor is made by the Administrative Agent pursuant to Section 2.02(f)(ii) hereof, and (ii) no Lender shall be entitled to share in any payments of principal or interest in respect of its participation in any such Swing Line Advance except to the extent set forth in
Section 2.02(f)(ii) hereof with respect to any such participation which has been funded by such Lender as provided therein. Within the limits of the Swing Line Lender's Unused Swing Line Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.05 and reborrow under this Section 2.01(b).

          SECTION 2.02.  MAKING THE ADVANCES
                         -------------------

          (A)  INITIAL BORROWINGS. The initial Borrowings hereunder shall be
               ------------------
made on the Closing Date and shall be made on notice received by the Administrative Agent from the Borrower (pursuant to a Notice of Borrowing) not later than 9:00 a.m. (Los Angeles, California time) (or such later time as the Administrative Agent may agree) on the Business Day immediately preceding the Closing Date. Such Notice of Borrowing shall be irrevocable upon receipt by the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall promptly give notice to each Lender (but in no event later than 10:30 a.m. on the Closing Date). Each Lender shall, before 11:30 a.m. (Los Angeles, California time) on the Closing Date, make available for the account of its Applicable Lending Office to the Administrative Agent such Lender's ratable share of such Borrowings by depositing same day funds in the Administrative Agent's Account. Notwithstanding any contrary provision hereof, the initial Borrowings may consist only of Base Rate Advances.

          (B) SUBSEQUENT REVOLVING BORROWINGS. Each Revolving Borrowing occuring
              -------------------------------
after the Closing Date shall be made on notice received by the Administrative Agent from the Borrower (pursuant to a Notice of Borrowing) not later than 9:00 a.m. (Los Angeles, California time) (a) on the Business Day prior to the date of such Borrowing if such Borrowing consists of Base Rate Advances, and (b) on the third Business Day prior to the date of such Borrowing if such Borrowing consists of Eurodollar Rate Advances. Each such Notice of Borrowing shall be irrevocable upon receipt by the Administrative Agent and, in the case of any Notice of Borrowing for Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such Notice of Borrowing the applicable conditions set forth in this Section 2.02 or Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as a part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (C)  REVOLVING ADVANCES BY LENDERS. If the Administrative Agent
               -----------------------------
receives a Notice of Borrowing, (or if the Administrative Agent gives a Notice of Borrowing pursuant to Section 2.02(f)) the Administrative Agent shall promptly (and, in any event not later than 4:00 p.m. (Los Angeles, California time) on the Business Day prior to the date of such Borrowing or, if such Borrowing consists of Eurodollar Rate Advances, the third Business Day prior to the date of such Borrowing) give each Lender notice of such Notice of Borrowing. Each Lender shall, before 11:30 a.m. (Los Angeles, California time) on the date of such Borrowing in the case of any Revolving Borrowing to be made on such date, make available for the account of its Applicable Lending Office to the Administrative Agent such Lender's ratable portion of such Borrowing by depositing same day funds in the Administrative Agent's Account. Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Revolving Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such ratable portion available to the Administrative Agent on the date of such Borrowing in accordance with the terms hereof and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, make available to or for the account of the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent makes such ratable portion available to the Borrower, such Lender and the Borrower, without prejudice to any rights or remedies that the Borrower may have against such Lender, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or for the account of the Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing, and (B) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount, such amount so paid shall constitute such Lender's Advance as part of the relevant Borrowing for purposes of this Agreement and, to the extent that the Borrower previously paid such amount to the Administrative Agent, the Administrative Agent will refund to the Borrower such amount so paid, but without interest.

          (D)  DISBURSEMENT OF REVOLVING ADVANCES. Upon fulfillment of the
               ----------------------------------
applicable conditions set forth in Article IV (which fulfillment the Administrative Agent may assume in the absence of actual knowledge, or notice received from the Borrower or the Required Lenders, to the contrary), the Administrative Agent will make funds for any Borrowing available to the Borrower by crediting the Borrower's Account, subject to the Administrative Agent's
                                     -------
receipt of funds from the Lenders, and provided that the Administrative Agent
                                       --------
shall first make a portion of such funds equal to any outstanding L/C Advance under any Letter of Credit, and any interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Bank for reimbursement of such L/C Advance and payment of such interest.

          (E)  SWING LINE BORROWINGS. Each Swing Line Borrowing shall be made on
               ---------------------
notice received by the Administrative Agent and the Swing Line Lender from the Borrower (pursuant to a Notice of Swing Line Borrowing) not later than 9:00 A.M. (Los Angeles, California time) on the date of such Borrowing. Each such Notice of Swing Line Borrowing shall be irrevocable upon receipt by the Administrative Agent and the Swing Line Lender. If (i) the Administrative Agent and the Swing Line Lender receive a Notice of Swing Line Borrowing and (ii) the applicable conditions set forth in Article IV have been fulfilled (which fulfillment the Administrative Agent and the Swing Line Lender may assume in the absence of actual knowledge, or notice received from the Borrower, the Administrative Agent or the Required Lenders, to the contrary), then the Swing Line Lender will make funds for any Swing Line Borrowing available to the Borrower by wire transfer to the Borrower on or before 4:00 p.m. (Los Angeles, California time) on the date of such Swing Line Borrowing.

          (F)  SETTLEMENT OF SWING LINE ADVANCES. (i) The Administrative Agent
               ---------------------------------
may, and upon request by the Swing Line Lender in the Swing Line Lender's sole and absolute discretion, the Administrative Agent shall, at any time and from time to time, give to the Lenders and the Borrower a Notice of Borrowing for a Borrowing of Revolving Advances which are Base Rate Advances on behalf of the Borrower, in each case in an amount equal to the aggregate amount of Swing Line Advances then owing by the Borrower (or such lesser amount as the Administrative Agent or the Swing Line Lender shall specify), and the proceeds of which are to be used to prepay such Swing Line Advances on the date of such Borrowing. Upon receipt of any such Notice of Borrowing, each Lender (other than the Swing Line Lender) shall (subject to Section 2.02(f)(iv)), before 11:30 a.m. (Los Angeles, California time) on the Business Day following the date on which such Notice of Borrowing is given), make available for the account of its Applicable Lending Office to the Administrative Agent such Lender's Pro Rata Share of such Borrowing by depositing same day funds in the Administrative Agent's Account. Notwithstanding any contrary provision of this Agreement, (A) the proceeds of any such Borrowing shall be distributed by the Administrative Agent to the Swing Line Lender (subject to Section 2.02(f)(iv)) as a prepayment of all or a portion of the then outstanding Swing Line Advances, and (B) the outstanding Swing Line Advances of the Swing Line Lender, in an amount equal to the aggregate amount of the Swing Line Advances to be prepaid on such date, shall be deemed to be prepaid with the proceeds of a Revolving Advance made by the Swing Line Lender and such portion of the Swing Line Advances deemed to be so prepaid shall no longer be outstanding as Swing Line Advances but shall be outstanding as Revolving Advances made by the Swing Line Lender.

          (ii) In addition to the right of the Swing Line Lender to require a Borrowing under Section 2.02(f)(i), the Swing Line Lender may at any time and from time to time and in its sole and absolute discretion request (by notice to the Administrative Agent and the Borrower) the Administrative Agent to, and upon receipt of such request the Administrative Agent shall, make demand on each Lender for payment of its participation in each Swing Line Advance then outstanding, and upon receipt of any such demand each Lender shall (subject to Section 2.02(f)(iv)) promptly fund such participation by paying to the Administrative Agent, for the account of the Swing Line Lender (subject to Section 2.02(f)(iv)), the amount of such participation in same day funds on the date such request is given by the Administrative Agent to the Lenders. With respect to each such participation in any Swing Line Advance which is funded by any Lender, the Swing Line Lender shall promptly pay to the Administrative Agent, and the Administrative Agent shall promptly pay to such Lender, in lawful money of the United States and in the kind of funds so received, an amount equal to such Lender's ratable share of all payments received by the Swing Line Lender in respect of (A) the principal of such Swing Line Advance, and (B) interest on such Swing Line Advance for the period from and after the date on which such participation was funded. If any payment received by the Swing Line Lender on account of any Swing Line Advance and distributed to any Lender as a participant under the preceding sentence is thereafter recovered from the Swing Line Lender in connection with any bankruptcy or insolvency proceeding relating to the Borrower or otherwise, each Lender which received such distribution shall, upon demand by the Swing Line Lender through the Administrative Agent, repay to the Swing Line Lender such Lender's ratable share of the amount so recovered together with such Lender's ratable share (according to the proportion of (1) the amount of such Lender's required prepayment to (2) the total amount so recovered) of any interest or other amount paid or payable by the Swing Line Lender in respect of the total amount so recovered. The Borrower agrees that any Lender purchasing a participation in any Swing Line Advance from the Swing Line Lender hereunder may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          (iii) Anything contained herein to the contrary notwithstanding (but subject to Section 2.02(f)(iv) below), the obligation of each Lender to make any Revolving Advance pursuant to Section 2.02(f)(i) or to fund its participation in any Swing Line Advances pursuant to Section 2.02(f)(ii) shall be absolute and unconditional and shall not be subject to any conditions set forth in Article IV hereof or otherwise affected by any circumstance including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any Loan Party; (B) the occurrence or continuance of a Default or Event of Default; (C) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (D) any breach of any Loan Document by the Borrower, any other Loan Party or any other Lender Party; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (iv) Notwithstanding Section 2.02(f)(iii) above, if at the time that any Lender is required to make any Revolving Advance or fund any participation pursuant to Section 2.02(f)(i) or (ii) above, the Borrower would not otherwise be entitled to obtain a Borrowing as a result of the failure of any of the conditions set forth in Article IV hereof, the obligation of each Lender to make any such Revolving Advance or to fund any such participation with respect to any Swing Line Advance owing to the Swing Line Lender shall be subject to the condition that at least one of the following is true: (A) the Swing Line Lender shall have believed in good faith that all conditions under Article IV to the making of such Swing Line Advance were satisfied at the time such Swing Line Advance was made, or (B) such Lender shall have had actual knowledge, by receipt of the statements required pursuant to Section 6.03 or otherwise, that any such condition had not been satisfied and failed to notify the Swing Line Lender and the Administrative Agent in writing that it had no obligation to make Revolving Advances until such condition was satisfied (which notice shall be effective as of the date of receipt by the Swing Line Lender and the Administrative Agent), or (C) the satisfaction of any such condition not satisfied shall have been waived by the Required Lenders prior to or at the time such Swing Line Advance was made. Anything contained in this Section 2.02(f) to the contrary notwithstanding, the amount to be distributed by the Administrative Agent to the Swing Line Lender under this Section 2.02(f) shall be reduced to the extent that any Lender shall refuse to fund its portion of any Revolving Advance or participation with respect to the Swing Line Lender as a result of the failure of the conditions set forth above.

          (v) The Borrower irrevocably authorizes (A) the Administrative Agent to give any Notice of Borrowing pursuant to Section 2.02(f)(i) (with a copy to the Borrower), (B) the Lenders to make the Revolving Advances pursuant to such Notice of Borrowing, and (C) the Administrative Agent to distribute the proceeds thereof as provided herein.

          (G)  NATURE OF LENDERS' OBLIGATIONS. The failure of any Lender to make
               ------------------------------
the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          (H)  REPORTS BY SWING LINE LENDER. If requested by the Administrative
               ----------------------------
Agent, the Swing Line Lender shall furnish to the Administrative Agent prior to the fifth Business Day of each month (and at such other times as the Administrative Agent may request) a written report summarizing all Swing Line Borrowings and payments in respect thereof during the preceding month and the aggregate outstanding principal amount of all Swing Line Advances as of the last day of such month (or as of such other date as the Administrative Agent may request).

          SECTION 2.03.  REPAYMENT.
                         ---------

          (A)  REVOLVING ADVANCES. The Borrower shall repay to each Lender (in
               ------------------
accordance with the provisions of Section 2.09(a)) on the Commitment Termination Date the aggregate principal amount of all Revolving Advances owing to such Lender outstanding on the Commitment Termination Date.

          (B)  L/C ADVANCES. The Borrower shall repay each L/C Advance as
               ------------
provided in Section 3.03.

          (C)  SWING LINE ADVANCES. The Borrower shall repay to the Swing Line
               -------------------
Lender the aggregate principal amount of all Swing Line Advances then outstanding on the Commitment Termination Date.

          SECTION 2.04.  REDUCTION OF THE REVOLVING COMMITMENTS AND SWING LINE
                         -----------------------------------------------------
COMMITMENTS.
-----------

          (A)  OPTIONAL REDUCTIONS. The Borrower shall have the right, upon at
               -------------------
least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Revolving Commitments of the Lenders; provided, however, that (i) each partial reduction
                            --------  -------
shall be in an amount of Five Million Dollars ($5,000,000) or any multiple of One Million Dollars ($1,000,000) in excess thereof, and (ii) the aggregate amount of the Revolving Commitments shall not be reduced pursuant to this
Section 2.04 to an amount less than the sum of (A) the aggregate principal amount of all Revolving Advances then outstanding, (B) the aggregate amount of all Letter of Credit Obligations then outstanding, and (C) the aggregate principal amount of all Swing Line Advances then outstanding.

          (B)  MANDATORY REDUCTIONS. The Revolving Facility shall be
               --------------------
automatically and permanently reduced on a pro rata basis on each date on which prepayment thereof is required to be made (or would be required to be made if any Revolving Advances were then outstanding) pursuant to Section 2.05(b)(iii) in an amount equal to the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in the transaction giving rise to such required prepayment. Each such reduction of the Revolving Facility shall be made ratably among the Lenders in accordance with their Revolving Commitments.

          (C)  REDUCTION OF SWING LINE COMMITMENT. The Swing Line Commitment of
               ----------------------------------
the Swing Line Lender shall be (i) terminated automatically and simultaneously upon any termination in whole of the Revolving Commitments, and (ii) reduced ratably in an aggregate amount equal to the product of (i) the amount by which, as a result of any partial reduction of the Revolving Commitments of the Lenders, the aggregate Revolving Commitments of the Lenders are reduced below Twenty-Five Million Dollars ($25,000,000) multiplied by (ii) 0.60.
                                          ----------

          (D)  REDUCTION OF THE LETTER OF CREDIT SUBFACILITY. The Letter of
               ---------------------------------------------
Credit Subfacility shall be (i) terminated automatically and simultaneously upon any termination in whole of the Revolving Commitments, and (ii) reduced by an amount equal to product of (i) the amount by which, as a result of any partial reduction of the Revolving Commitments of the Lenders, the aggregate Revolving Commitments of the Lenders are reduced below Twenty-Five Million Dollars ($25,000,000) multiplied by (ii) 0.40 (any such reduction of the Letter of
              ----------
Credit Subfacility to be effective automatically and simultaneously with any such reduction of the Revolving Commitments).

          SECTION 2.05.  PREPAYMENTS.
                         -----------

          (A)  OPTIONAL PREPAYMENTS. The Borrower may, upon (i) prior notice to
               --------------------
the Administrative Agent (which shall be given not later than 11:00 a.m. on the day of prepayment in the case of prepayment of Revolving Advances which consist of Base Rate Advances and three Business Days in advance in the case of prepayment of Revolving Advances which are Eurodollar Rate Advances) or (ii) prior notice to the Swing Line Lender (which may be given on the date of prepayment in the case of prepayment of Swing Line Advances), in either case stating the proposed date and aggregate principal amount of the prepayment and, in the case of Revolving Advances, the Interest Type of Advances to be prepaid (and if such notice is given the Borrower shall), prepay in whole or in part the outstanding principal of Advances of such Interest Type, together with, in the case of any prepayment of Eurodollar Rate Advances, interest thereon to the date of such prepayment on the principal amounts prepaid (plus, in the case of prepayment of Eurodollar Rate Advances prior to the end of the applicable Interest Period, any additional amount for which the Borrower shall be obligated pursuant to Section 9.04(c)); provided, however, that each partial prepayment of
                              --------  -------
Revolving Advances shall be in an aggregate principal amount of Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof and each partial prepayment of Swing Line Advances shall be in an aggregate principal amount of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

          (B)  MANDATORY PREPAYMENTS.
               ---------------------

               (I)  EXCESS ADVANCES. If, at any time, the then outstanding
                    ---------------
aggregate principal amount of all Revolving Advances shall exceed either the aggregate amount of the Revolving Commitments of the Lenders at such time or the Borrowing Base Amount at such time, in each case minus the sum of (i) the aggregate amount of the Letter of Credit Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Advances then outstanding, the Borrower shall immediately prepay, for the ratable account of the Lenders, the outstanding principal amount of Revolving Advances in an aggregate amount equal to such excess. If, at any time, the then outstanding aggregate amount of all Swing Line Advances shall exceed either (i) the Swing Line Commitment of the Swing Line Lender, or (ii) the Borrowing Base Amount then in effect minus the
                                                                    -----
sum of (A) the aggregate amount of the Letter of Credit Obligations then outstanding, and (B) the aggregate principal amount of the Revolving Advances then outstanding, the Borrower shall thereupon prepay, for the account of the Swing Line

Lender, the outstanding principal amount of Swing Line Advances in an aggregate amount equal to such excess.

               (II)  INCOMPLETE SETTLEMENT. If any Lender shall for any reason
                     ---------------------
fail to pay any amount payable by it (including the funding of any participation in any Swing Line Advances), or fail to make any Revolving Advance to be made by it, pursuant to Section 2.02(f), the Borrower shall, on demand by the Administrative Agent, prepay the Swing Line Advances then outstanding in an amount equal to such amount.

               (III) NET CASH PROCEEDS. The Borrower shall, on the date of
                     -----------------
receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from
(A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (including the sale by the Borrower or any of its Subsidiaries of the capital stock of any of their respective Subsidiaries but excluding (1) sales of inventory in the ordinary course of business, (2) sales of damaged, worn or obsolete equipment to the extent the proceeds thereof are intended to be (and are) used to purchase replacements for such equipment within 180 days or sales of damaged, worn or obsolete equipment made after the purchase of replacements for such equipment, and (3) sales, leases, transfers and other dispositions of assets, or a series of sales, leases, transfers and other dispositions of related assets, which are sold, leased, transferred or otherwise disposed of for an amount, or an aggregate amount, less than $500,000, except to
                                                                       ------
the extent that the aggregate of all such sales, leases, transfers, and other dispositions in any fiscal year exceeds $5,000,000), (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt not permitted under Section 6.02(b) (it being understood that the provisions of this Section 2.05(b)(iii) shall not be construed to permit the incurrence of Debt otherwise prohibited by Section 6.02(b)) and (C) the sale or issuance by the Borrower or any of its Subsidiaries of any capital stock (other than common stock of the Borrower issued to Casino upon conversion of the Casino Note), any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock, prepay an aggregate principal amount of the outstanding Revolving Advances equal to the amount of such Net Cash Proceeds in accordance with the provisions of Section 2.09(a).

               (IV)  L/C CASH COLLATERAL. If, at any time, the aggregate
                     -------------------
Available Amount of all Letters of Credit then outstanding exceeds the L/C Sublimit in effect at such time, the Borrower shall immediately pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account to equal the amount of such excess.

               (V)   INTEREST PAYABLE ON AMOUNTS PREPAID. All prepayments of
                     -----------------------------------
Eurodollar Rate Advances under this Section 2.05 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.06.  INTEREST. The Borrower shall pay interest on the unpaid
                         --------
principal amount of each Advance from the date of such Advance until such principal is paid in full at the applicable rate set forth below.

          (A)  INTEREST ON BASE RATE AND SWING LINE ADVANCES. Except to the
               ---------------------------------------------
extent that the Borrower shall elect to pay interest on all or any part of any Advance made or to be made to the Borrower under Section 2.01 for any Interest Period pursuant to subsections (b) and (c) of this Section 2.06, the Borrower shall pay interest on the unpaid principal amount of each Advance, from the date of such Advance until such principal amount is paid in full, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 1998 and on the Commitment Termination Date, at a fluctuating interest rate per annum equal, subject to Section 2.06(d), to the sum of the Base Rate in effect from time to time plus the Applicable Margin for
                                                 ----
Base Rate Advances in effect from time to time.

          (B)  INTEREST PERIODS FOR EURODOLLAR RATE ADVANCES. The Borrower may,
               ---------------------------------------------
pursuant to Section 2.06(c), elect to have the interest on the principal amount of all or any portion of any Advances made or to be made to the Borrower under
Section 2.01, in each case ratably according to the respective outstanding principal amounts of Advances owing to each Lender (each such principal amount owing to a Lender as to which such election has been made being a "EURODOLLAR
                                                                   ----------
RATE ADVANCE" owing to such Lender) determined and payable for a specified
------------
period (an "INTEREST PERIOD" for such Eurodollar Rate Advance) in accordance
            ---------------
with subsection (c) below, provided, however, that the Borrower may not (i) make
                           --------  -------
any such election with respect to any Swing Line Advances, or (ii) have more than four (4) Eurodollar Rate Advances owing to any Lender outstanding at any one time. Each Interest Period shall be one, two, three, or six months, at the Borrower's election pursuant to subsection (c) below, provided, however, that:
                                                      --------  -------

               (i) the first day of an Interest Period for any Eurodollar Rate Advance shall be either the last day of any then current Interest Period for such Advance or, if there shall be no then current Interest Period for such Advance, any Business Day;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of
          --------  -------
     such Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iii) whenever the first day of any Interest Period occurs on a day of the month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months of such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          (C)  INTEREST ON EURODOLLAR RATE ADVANCES. The Borrower may from time
               ------------------------------------
to time, on the condition that no Event of Default has occurred and is continuing, and subject to the provisions of Sections 2.06(b) and 2.06(e), elect to pay interest on all or any portion of any Advances during any Interest Period therefor at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period for such Advances plus the Applicable Margin for

Eurodollar Rate Advances in effect from time to time, by notice, specifying the amount of the Advances as to which such election is made (which amount shall aggregate at least Five Million Dollars ($5,000,000) or any multiple of One Million Dollars ($1,000,000) in excess thereof) and the first day and duration of such Interest Period, received by the Administrative Agent before 9:00 a.m. (Los Angeles, California time) three Business Days prior to the first day of such Interest Period. If the Borrower has made such election for Eurodollar Rate Advances for any Interest Period, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Rate Advances during such Interest Period, payable in arrears on the last day of such Interest Period and, in the case of any Interest Period which is longer than three months, on each three month anniversary of the first day of such Interest Period, in each case at a rate equal, subject to Section 2.06(d), to the sum of the Eurodollar Rate for such Interest Period for such Eurodollar Rate Advances plus the Applicable Margin for Eurodollar Rate Advances in effect from time to time during such Interest Period. On the last day of each Interest Period for any Eurodollar Rate Advance, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Advance, except to the extent that the Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.06(c). Each notice by the Borrower under this Section 2.06(c) shall be irrevocable upon receipt by the Administrative Agent, and the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such notice the applicable conditions set forth in this Section 2.06(c) or Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any such Eurodollar Rate Advance when such Eurodollar Rate Advance, as a result of such failure, is not made or does not become effective.

          (D)  DEFAULT INTEREST. Upon the occurrence and during the continuance
               ----------------
of an Event of Default, the Borrower shall, at the dates set forth herein for the payment of interest and upon demand, (i) pay interest on all Base Rate Advances and Swing Line Advances and any other amounts owing hereunder not paid when due (other than then outstanding Eurodollar Rate Advances) at a rate per annum (the "DEFAULT RATE") equal at all times to the rate otherwise applicable
            ------------
to Base Rate Advances plus 2.00% per annum, and (ii) pay interest on each then
                      ----
outstanding Eurodollar Rate Advance at a rate per annum equal at all times to the rate otherwise applicable to such Eurodollar Rate Advance plus 2.00% per
                                                              ----
annum.

          (E)  SUSPENSION OF EURODOLLAR RATE ADVANCES.
               --------------------------------------

               (I)  ILLEGALITY. Notwithstanding any other provision of this
                    ----------
     Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however,
                                                            --------  -------
     that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               (II)  OTHER CIRCUMSTANCES. If, with respect to any Eurodollar
                     -------------------
     Rate Advances, (A) the Administrative Agent shall determine in good faith (which determination shall be conclusive) that the Eurodollar Rate cannot be determined in accordance with the definition thereof, or (B) Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

               (III) SUSPENSION ON EVENT OF DEFAULT. Upon the occurrence and
                     ------------------------------
     during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.07.  FEES.
                         ----

          (A)  COMMITMENT FEES. The Borrower agrees to pay to the Administrative
               ---------------
Agent a commitment fee on the average daily amount of each Lender's Revolving Commitment less the sum of (i) Revolving Advances made by such Lender and
           ----
outstanding from time to time, (ii) such Lender's Pro Rata Share of the aggregate Letter of Credit Obligations outstanding from time to time, and (iii) in the case of the Swing Line Lender only, the outstanding amount of any Swing Line Advances, for the account of such Lender, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Commitment Termination Date, at the rate per annum equal to the Commitment Fee Percentage in effect from time to time, payable in arrears on the last Business Day of each March, June, September and December, commencing December 31, 1998 and, and on the Commitment Termination Date.

          (B)  AGENT'S FEES. The Borrower agrees to pay to each Agent, for their
               ------------
own respective account, (i) the fees in the amounts and at the times set forth in the letter dated September 18, 1998 from the Agents to the Borrower, and agreed to and accepted by the Borrower on September 18, 1998, and (ii) such other fees as may from time to time be agreed between the Borrower and such Agent.

          (C)  ABSOLUTE OBLIGATION. The Borrower's obligation hereunder to pay
               -------------------
the fees referred to in this Section 2.07 shall be absolute and unconditional and shall survive the making and repayment of Advances, the termination of all Letter of Credit Obligations and the termination of this Agreement. All fees which are due or become due pursuant to this Section 2.07 are nonrefundable.

          SECTION 2.08.  INCREASED COSTS, ETC.
                         --------------------

          (A)  INCREASED COSTS. If, due to either (i) the introduction of or any
               ---------------
change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit (or of agreeing to purchase or purchasing participations therein) or of agreeing to make or of making or maintaining L/C Advances (or of agreeing to purchase or purchasing participations therein), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that, before making any such demand, each Lender Party agrees
--------  -------
to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (B)  CAPITAL REQUIREMENTS. If, due to either (i) the introduction of
               --------------------
or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or purchase participations in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09.  PAYMENTS AND COMPUTATIONS.
                         -------------------------

          (A)  PAYMENTS BY BORROWER. The Borrower shall make each payment
               --------------------
hereunder and under any other Loan Document to which it is a party, irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff, in lawful money of the United States and in same day funds delivered to the Administrative Agent not later than 10:00 a.m. (Los Angeles, California time) on the day when due by deposit of such funds to the Administrative Agent's Account. Any payment so delivered to the Administrative Agent after 10:00 a.m. (Los Angeles, California time) on any Business Day, or on any day which is not a Business Day, shall be deemed received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent will promptly after receipt of each payment cause to be distributed like funds relating to the payment of principal, interest, commitment fees or letter of credit fees ratably to each Lender for the account of its Applicable Lending Office, and like funds relating to the payment of any other amount payable to any Lender or any Issuing Bank (including payments with respect to Letters of Credit and payments for the account of any Lender under Sections 2.08, 2.10 or 9.04(c)) to such Lender for the account of its Applicable Lending Office or to such Issuing Bank, in each case to be applied in accordance with, and subject to, the terms of this Agreement, including Section 2.09(e) below. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under any other Loan Document in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (B)  COMPUTATIONS. All computations of interest in respect of Base
               ------------
Rate Advances (and in respect of any other amount payable hereunder other than interest in respect of Eurodollar Rate Advances and Letter of Credit fees and commissions and all computations in respect of commitment fees) shall be made by the Administrative Agent on the basis of a year of 365 days and all computations of interest in respect of Eurodollar Rate Advances and all computations in respect of Letter of Credit fees and commissions and all computations in respect of commitment fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; provided that if any Advance is repaid on the same
                              --------
day on which it is made, one day's interest shall be paid on such Advance. Each determination by the Administrative Agent of an interest rate, fee, commission or discount rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (C)  PAYMENTS ASSUMED. Unless the Administrative Agent shall have
               ----------------
received notice from the Borrower prior to the date on which any payment is due to the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, cause to be distributed to each Lender or such Issuing Bank on such due date an amount equal to the amount then due to such Lender or such Issuing Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender and Issuing Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender or Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or Issuing Bank until the date such Lender or Issuing Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (D)  APPLICATION OF PAYMENTS SPECIFIED BY THE BORROWER. Except as
               -------------------------------------------------
otherwise specified herein, so long as no Event of Default has occurred and is continuing, all payments shall be applied as instructed by the Borrower if such instructions are received by the Administrative Agent prior to or contemporaneously with receipt of funds therefor.

          (E)  APPLICATION OF PAYMENTS NOT OTHERWISE SPECIFIED. If the
               -----------------------------------------------
Administrative Agent receives funds for application to the Advances or any Letter of Credit Obligations or other Obligations of the Borrower under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility or the Obligations to which, or the manner in which, such funds are to be applied, the Administrative Agent may elect to distribute such funds first, to the Issuing Banks ratably in payment of the principal of
           -----
and interest on any outstanding L/C Advances, second, to the payment of the
                                              ------
outstanding Swing Line Advances and interest thereon, third, to each Lender
                                                      -----
ratably in accordance with such Lender's proportionate share of all Advances (other than Swing Line Advances) then outstanding, in repayment or prepayment of such of the outstanding Advances (other than Swing Line Advances), and for application to such principal installments, as the Administrative Agent may direct, and thereafter ratably to the Lenders in repayment or prepayment of any other Obligations of the Borrower then outstanding under the Loan Documents as the Administrative Agent shall direct, provided that if an Event of Default has
                                       --------
occurred and is continuing and the Revolving Commitments of the Lenders and the Swing Line Commitments of the Swing Line Lender have been terminated in full, the Administrative Agent shall distribute any payments and any proceeds of any collection, sale or other realization or liquidation of any Collateral first, to
                                                                       -----
the payment of all costs and expenses of the Administrative Agent under the Loan Documents, second, to the Issuing Banks ratably in payment of the principal of
           ------
and interest on any outstanding L/C Advances, third, to the payment of the
                                              -----
outstanding Swing Line Advances and interest thereon, and fourth, to each Lender
                                                          ------
ratably in accordance with such Lender's proportionate share of the principal amount of all Advances (other than Swing Line Advances) and Letter of Credit Obligations then outstanding, in payment or prepayment of such Obligations owed to such Lender under the Loan Documents, and for application to such principal installments (if applicable) as the Administrative Agent shall direct.

          (F)  PAYMENTS ON BUSINESS DAYS. Whenever any payment hereunder or
               -------------------------
under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and commitment and other fees; provided, however, if such
                                                   --------  -------
extension would cause payment of interest on or principal of any Eurodollar Rate Advance to be made in the next following month, such payment shall be made on the immediately preceding Business Day.

          (G)  PAYMENTS FROM BORROWER'S ACCOUNTS. The Borrower hereby authorizes
               ---------------------------------
each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note(s) held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (H)  CERTAIN TERMS. The terms "pay", "paid" or "payment" under this
               -------------
Agreement shall include prepay, prepaid or prepayment, respectively, under this Agreement, and the term "due" under this Agreement shall include due by reason of a mandatory prepayment (including upon an actual or deemed entry of an order for relief with respect to the Borrower or any Guarantor under the Federal Bankruptcy Code or upon acceleration).

          SECTION 2.10.  TAXES
                         -----

          (A)  WITHHOLDING TAXES. Any and all payments by the Borrower hereunder
               -----------------
or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative
         ---------
Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, franchise taxes and net income taxes that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to
                            -----
deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (B)  OTHER TAXES. In addition, the Borrower shall pay any present or
               -----------
future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").
       -----------

          (C)  INDEMNIFICATION. The Borrower shall indemnify each Lender Party
               ---------------
and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.10, paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

          (D)  EVIDENCE OF PAYMENT. Within 30 days after the date of any payment
               -------------------
of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES"
                                                               -------------
and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of
     --------------------
the Internal Revenue Code.

          (E)  FOREIGN LENDERS AND ISSUING BANKS. Each Lender Party organized
               ---------------------------------
under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter upon the reasonable request in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance
      --------  -------
pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this
Section 2.10(e) requires the disclosure of of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.


          (F)  FAILURE TO PROVIDE FORMS. For any period with respect to which a
               ------------------------
Lender Party has failed to provide the Borrower with the appropriate form described in Section 2.10(e) (other than if such failure is due to a change in
                              ------ ----
law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.10(e)), such Lender Party shall not be entitled to indemnification under Section 2.10(a) or
Section 2.10(c) with respect to Taxes imposed by the United States; provided,
                                                                    --------
however, that should a Lender Party become subject to Taxes because of its
-------
failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (G)  CHANGE OF APPLICABLE LENDING OFFICE.  Any Lender Party claiming
               -----------------------------------
any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          (H)  SURVIVAL.  Without prejudice to the survival of any other
               --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION 2.11.  SHARING OF PAYMENTS, ETC. If any Lender Party shall
                         ------------------------
obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such
--------  -------
excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such other Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section
2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.


          SECTION 2.12.  USE OF PROCEEDS.  The proceeds of the Advances shall be
                         ---------------
available (and the Borrower agrees that it shall use such proceeds) to repay in full all amounts outstanding under the Existing Credit Agreement and the Existing Bridge Loan, to pay transaction fees and expenses, to provide working capital for the Borrower and its Subsidiaries and, subject to the provisions of this Agreement and the other Loan Documents, for other general corporate purposes of the Borrower and its Subsidiaries.

          SECTION 2.13.  EVIDENCE OF DEBT.
                         ----------------

          (A) MAINTENANCE OF ACCOUNTS BY LENDERS.  Each Lender shall maintain in
              ----------------------------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (B) MAINTENANCE OF ACCOUNTS BY AGENT.  The Register maintained by the
              --------------------------------
Administrative Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Interest Type of the Advances comprising such Borrowing and any Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

                                 ARTICLE III.
                    AMOUNTS AND TERMS OF LETTERS OF CREDIT

          SECTION 3.01.  THE LETTER OF CREDIT SUBFACILITY. The Borrower may
                         --------------------------------
request any Lender, on the terms and conditions hereinafter set forth, to Issue, and any such Lender may, if in its sole discretion it elects to do so, and the L/C Bank shall, if no other Lender elects to do so,

Issue Letters of Credit for the account of the Borrower from time to time on any Business Day during the period after the Closing Date until the Commitment Termination Date (a) in an aggregate Available Amount for all Letters of Credit (including the Existing Letters of Credit) not to exceed at any time Ten Million Dollars ($10,000,000) (the "LETTER OF CREDIT SUBFACILITY"), and (b) in an
                            ----------------------------
Available Amount for each such Letter of Credit not to exceed the Unused Revolving Commitments of the Lenders on such Business Day. The L/C Bank and the Issuing Banks shall not be obligated to issue a Letter of Credit if such Issuance would cause the sum of the Revolving Advances, the Swing Line Reserve Amount and the Letter of Credit Obligations then outstanding to exceed the Borrowing Base Amount. No Letter of Credit shall (i) have a face amount of less than $20,000, or (ii) have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Commitment Termination Date, one year after the date of issuance thereof and, in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof. As of the Closing Date, each Existing Letter of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder and shall, for purposes of
Section 3.05, be deemed to be Issued hereunder on the Closing Date. Within the limits of the Letter of Credit Subfacility, and subject to the limits referred to above, the Borrower may request the Issuance of one or more Letters of Credit under this Section 3.01, repay amounts due resulting from L/C Advances thereunder pursuant to Section 3.03, and request the Issuance of one or more additional Letters of Credit under this Section 3.01.

          SECTION 3.02.  ISSUANCE OF LETTERS OF CREDIT.
                         -----------------------------

          (A)  NOTICE OF ISSUANCE. Each Letter of Credit shall be Issued
               ------------------
pursuant to a Notice of Issuance, which must be received by the Administrative Agent and the Issuing Bank not later than 9:00 a.m. (Los Angeles, California time) on the third Business Day prior to the date of the proposed Issuance of such Letter of Credit (or such shorter period as may be acceptable to the applicable Issuing Bank). Each such Notice of Issuance shall specify the requested (i) date of such Issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit, and (v) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit of the Issuing Bank (a "LETTER OF CREDIT AGREEMENT") as the Issuing Bank may specify to the Borrower
 --------------------------
for use in connection with such requested Letter of Credit.

          (B)  CONDITIONS TO ISSUANCE. If (i) the requested form of such Letter
               ----------------------
of Credit is acceptable to the Administrative Agent and the Issuing Bank in the reasonable discretion of each, (ii) in the case of any Issuing Bank other than the L/C Bank, such Issuing Bank elects in its sole discretion to Issue the requested Letter of Credit, and (iii) such Issuing Bank has not received notice from the Administrative Agent or the Required Lenders that the Issuance of such Letter of Credit is not authorized because such Issuance would not comply with the requirements of clause (a) or (b) of Section 3.01 or one or more of the conditions set forth in Section 4.02 has not been satisfied, then such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section
4.02 (which fulfillment such Issuing Bank may assume in the absence of actual knowledge, or notice received from the Borrower, the Administrative Agent or the Required

Lenders, to the contrary) and subject to the provisions of this Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed upon with the Borrower in connection with such Issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (C)  REPORTS BY ISSUING BANKS.  Each Issuing Bank shall furnish to the
               ------------------------
Administrative Agent (i) prior to the issuance of any Letter of Credit, notice of the Issuance, amount and expiration date thereof, (ii) concurrently with the making of any L/C Advance, notice of the amount thereof, (iii) prior to the fifth Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit Issued by such Issuing Bank during the preceding month and L/C Advances during such month under all Letters of Credit Issued by such Issuing Bank, and (iv) two Business Days prior to the last Business Day of each March, June, September and December, a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit Issued by such Issuing Bank.

          SECTION 3.03.  DRAWING AND REIMBURSEMENT.  The Borrower agrees to
                         -------------------------
reimburse the Issuing Bank under each Letter of Credit, within one Business Day after it has notice of any L/C Advance by such Issuing Bank thereunder, for the principal amount of such L/C Advance, and shall pay to such Issuing Bank, on demand, interest on the unreimbursed principal of such L/C Advance at a rate per annum equal to (a) from the date of such L/C Advance to the first Business Day after notice thereof has been given to the Borrower, the rate applicable to Base Rate Advances in effect from time to time, and (b) from and after such first Business Day, the Default Rate. If the Borrower shall fail to so reimburse the Issuing Bank within one Business Day after the Borrower receives notice that any such L/C Advance has been made, then upon demand by the Issuing Bank, and whether or not a Default has occurred and is continuing or any conditions set forth in Section 4.02 are satisfied, each Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each Lender, such Lender's Pro Rata Share of such outstanding L/C Advance as of the date of such purchase, by making available for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such L/C Advance to be purchased by such Lender. Each Lender agrees to purchase its Pro Rata Share of an outstanding L/C Advance on (A) the Business Day on which demand therefor is made by the Issuing Bank which made such L/C Advance, provided notice of such demand is given not later than 12:00 noon (Los Angeles, California time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Lender of a portion of an L/C Advance, such Issuing Bank represents and warrants to such Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such L/C Advance, the Loan Documents or any Loan Party.

          SECTION 3.04.  OBLIGATIONS ABSOLUTE. The Obligations of the Borrower
                         --------------------
under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

          (a) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being collectively referred to herein as the "L/C RELATED DOCUMENTS");

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (c) the existence of any claim, set-off, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (e) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or payment by the Issuing Bank under a Letter of Credit in any other circumstances in which conditions to payment are not met;

          (f) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

          SECTION 3.05.  LETTER OF CREDIT COMPENSATION.
                         -----------------------------

          (a)  The Borrower shall pay to the Administrative Agent:

               (i) for the account of the Issuing Bank which Issues a Letter of Credit, an issuance fee in an amount equal to 0.25% per annum of the average daily Available Amount of such Letter of Credit outstanding from time to time: and

               (ii) for the account of each Lender, a letter of credit fee with respect to each Letter of Credit, in each case in an amount equal to

                    (A) with respect to each Standby Letter of Credit, a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time on such Lender's Pro Rata Share of the average daily Available Amount of such Letter of Credit outstanding from time to time;

                    (B) with respect to each Trade Letter of Credit, 0.25% of the amount of such Lender's Pro Rata Share of the Available Amount of such Letter of Credit as of the date of Issuance thereof.

The letter of credit and issuance fees payable under this Section 3.05(a) shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 1998, and on the Commitment Termination Date except that the letter of credit fee payable under Section 3.05(a)(ii)(B) shall be payable upon issuance of the applicable Letter of Credit. For purposes of computing any fees under this Section 3.05(a), the determination of the maximum amount available to be drawn under a Letter of Credit at any time shall assume strict compliance with all conditions for drawing. Any fees paid pursuant to this Section 3.05(a) are nonrefundable.

          (b) The Borrower shall pay to each Issuing Bank, for its own account and on demand, such other commissions, issuance fees, transfer fees and other fees, charges and expenses in connection with the Issuance, amendment, transfer, cancellation or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree; provided that in no event shall any Issuing Bank require, after giving effect to the amounts payable to it pursuant to Section 3.05(a) above (in the case of the Issuance of any Letter of Credit), more than the standard fees, charges and expenses which it normally charges in connection with such matters.

          SECTION 3.06.  USE OF LETTERS OF CREDIT.  Any Letters of Credit Issued
                         ------------------------
hereunder shall be used solely to support Obligations of the Borrower and its Subsidiaries not prohibited hereunder.

                                  ARTICLE IV.
                             CONDITIONS OF LENDING

          SECTION 4.01.  CONDITIONS PRECEDENT TO INITIAL BORROWING.  The
                         -----------------------------------------
obligation of each Lender Party to make an Advance on the occasion of the initial Borrowing is subject to the following conditions precedent:

          (a) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (b) The Lender Parties shall (i) be satisfied that the Existing Credit Agreement, the Existing Bridge Loan and all other Existing Debt, other than the Debt identified on Schedule 4.01(b) (the "SURVIVING DEBT"), has been
                                                   --------------
     prepaid, redeemed or defeased in full or otherwise satisfied and extinguished (ii) shall have received satisfactory evidence (including, without limitation, a duly executed payoff letter, UCC termination statements and real property reconveyances) that any liens and security interests granted pursuant to, or in connection with, the Existing Credit Agreement shall be terminated or released contemporaneously with the initial Borrowing.

          (c) There shall have occurred no Material Adverse Change since January 4, 1998.

          (d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, or the consummation of the transactions contemplated hereby.

          (e) The Borrower shall have paid all accrued fees and expenses of the Agents and the Lender Parties (including the accrued fees and expenses of counsel to the Agents).

          (f) The Borrower shall have entered into the Casino Loan Agreement and the Casino Note on terms and conditions satisfactory to the Agents and the Required Lenders.

          (g) The Borrower shall have entered into the Synthetic Leases with respect to the Properties (as defined in the Participation Agreement), and shall have terminated and satisfied all obligations with respect to any existing synthetic leases, in each case on terms and conditions satisfactory to the Agents and the Lenders.

          (h) The Consolidated EBITDA of the Borrower and its Subsidiaries for the third quarterly period of fiscal year 1998 shall be not less than Twenty Two Million Five Hundred Thousand Dollars ($22,500,000).

          (i) The Agents and the Lenders shall have received (i) the Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 29, 1996 and January 4, 1998, including balance sheets and income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP and (ii) the most recent interim quarterly financial statements.

          (j) The Agents shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agents (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

               (i)   Fully executed counterparts of this Agreement.

               (ii)  The Notes to the order of each Lender, as appropriate.

               (iii) Certified copies of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving this Agreement, the Notes, and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement, the Notes, and each other Loan Document.

               (iv) With respect to each Loan Party, a copy of a certificate of the Secretary of State of the State of such Loan Party's organization, dated reasonably near the date of the initial Borrowing, listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in such office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing under the laws of the State of such Loan Party's organization.

               (v) With respect to each Loan Party, a copy of a certificate of the Secretary of State of each jurisdiction listed with respect to such Loan Party on Schedule 4.01(j)(v), dated reasonably near the date of the initial Borrowing, stating that such Loan Party is duly qualified and in good standing as a foreign corporation in such State and have filed all annual reports required to be filed to the date of such certificate.

               (vi) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 4.01(j)(iv), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date of the initial Borrowing, (C) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of the State of its jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Borrowing and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

               (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

               (viii) A security agreement in substantially the form of Exhibit E (as amended from time to time in accordance with its terms, the "SECURITY
                                                                        --------
     AGREEMENT"), duly executed by the Borrower and each other Loan Party,
     ---------
     together with:

                      (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein endorsed in blank,

                      (B) duly executed financing statements in appropriate form for filing under the Uniform Commercial Code in all jurisdictions that the Agents or the Required Lenders may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement,

                      (C) evidence of the insurance required by the terms of the Security Agreement (subject to such exceptions as may be acceptable to the Administrative Agent,

                      (D) evidence that all other action that the Agents or the Required Lenders may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement has been taken.

               (ix) Deeds of trust, trust deeds and mortgages in substantially the form of Exhibit F and covering the properties listed on Schedule 4.01(j)(ix) (as amended from time to time in accordance with their terms, the "MORTGAGES"), duly executed by the Borrower in appropriate form for
          ---------
     filing in all filing or recording offices that the Agents or the Required Lenders may deem necessary or desirable in order to create a valid and subsisting lien subject only to Permitted Liens on the property described therein in favor of the Administrative Agent for the benefit of the Lender Parties, together with:

                      (A) a commitment or commitments from First American Title Insurance Company to issue American Land Title Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES")
                                                           -----------------
          in form and substance, with endorsements and in amount acceptable to the Agents, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) as the Agents may deem necessary or desirable,

                      (B) to the extent required by the Agents, an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989,

                      (C) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Agents may deem necessary or desirable,

                      (D) evidence that all other action that the Agents or the Required Lenders may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

               (x) A guaranty in substantially the form of Exhibit G (as amended from time to time in accordance with its terms, the "GUARANTY"),
                                                                  --------
     duly executed by each of the Borrower's direct and indirect Subsidiaries (other than any Foreign Subsidiary).

               (xi) Such financial, business and other information regarding each Loan Party and their Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the initial Borrowing), pro forma financial statements as to the Borrower and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the initial Borrowing and on an annual basis for each year thereafter until the Commitment Termination Date.

               (xii) A certificate, in the form of Exhibit I hereto, attesting to the Solvency of each Loan Party after giving effect to the other transactions contemplated hereby, from its chief financial officer.

               (xiii) Evidence of insurance naming the Administrative Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

               (xiv) Favorable opinions of (i) Crosby, Heafey, Roach & May, special counsel for the Borrower and the other Loan Parties, in substantially the form of Exhibit J-1 hereto and (ii) Donald G. Alvarado, general counsel of the Borrower, in substantially the form of Exhibit J-2 hereto and, in each case, as to such other matters as any Lender Party through the Agents may reasonably request.

               (xv) Intercompany Notes in substantially the form of Exhibit H (as amended from time to time, the "INTERCOMPANY NOTE", duly executed by
                                         -----------------
     each of the Borrower's Domestic Subsidiaries in favor of the Borrower).

          SECTION 4.02.  CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE.
                         ---------------------------------------------------
The obligation of each Lender to make an Advance (other than an L/C Advance and other than a Revolving Advance made by a Lender pursuant to Section 2.02(f)) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Borrower to request a Swing Line Borrowing or the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

               (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date of such Borrowing or issuance;

               (ii) no Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing, or would result from such Borrowing; and

               (iii) for each Revolving Advance or issuance of any Letter of Credit, the sum of the Borrowing Base Amounts exceeds the aggregate principal amount of the Revolving Advances plus the Swing Line Reserve Amount plus the aggregate Letter of Credit Obligations then outstanding after giving effect to such Advance or issuance, respectively and the Borrower shall have delivered a Borrowing Base Certificate evidencing the same;

and (b) the Agents shall have received such other approvals, opinions or documents as any Lender or such Issuing Bank through the Agents may reasonably request.

          SECTION 4.03.  DETERMINATIONS UNDER SECTION 4.01.  For purposes of
                         ---------------------------------
determining compliance with the conditions specified in Section 4.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the initial Borrowing specifying its objection thereto and such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The
                         ----------------------------------------------
 Borrower represents ans warrants as follows:

          (A) INCORPORATION, QUALIFICATION, CORPORATE POWER AND AUTHORITY.  Each
              -----------------------------------------------------------
Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (B) CAPITAL STOCK.  Set forth on Schedule 5.01(b) hereto is a
              -------------
complete and accurate list, as of the date hereof, of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary), the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized and outstanding, the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created by the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (C) AUTHORIZATION; NO CONFLICT OR VIOLATION; COMPLIANCE WITH LAWS. The
              -------------------------------------------------------------
execution, delivery and performance by each Loan Party of this Agreement, the Notes, and each other Loan Document to which it is or is to be a party, and the consummation of the other transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
(iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

          (D)  APPROVALS AND CONSENTS.  No authorization or approval or other
               ----------------------
action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, or any other Loan Document to which it is or is to be a party, or for the consummation of the other transactions contemplated hereby and thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, approvals, actions, all of which have been duly obtained, taken, given or made and are in full force and effect.

          (E)  ENFORCEABILITY.  This Agreement has been, and each of the Notes,
               --------------
and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

          (F)  FINANCIAL STATEMENTS.
               --------------------

               (i) The Consolidated balance sheets of the Borrower and its Subsidiaries as at January 4, 1998, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants, and the Consolidated balance sheets of the Borrower and its Subsidiaries as at October 11, 1998, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three quarters then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at October 11, 1998, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since January 4, 1998, there has been no Material Adverse Change.

               (ii) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 4.01(i), 6.03(c) or 6.03(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (G)  DISCLOSURE.  Neither the Offering Memorandum nor any other
               ----------
information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (H)  LITIGATION.  There is no action, suit, investigation, litigation
               ----------
or proceeding affecting any Loan Party or any of their Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, or any other Loan Document or the consummation of the transactions contemplated hereby or thereby, and there has been no adverse change in the status, or financial effect on any Loan Party or any of their Subsidiaries, of the Disclosed Litigation from that described on Schedule 5.01(h).

          (I)  USE OF PROCEEDS.
               ---------------

               (i) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

               (ii) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

               (iii) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 6.02(a) or 6.02(e) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

          (J)  PENSION PLANS.
               -------------

               (i) Set forth on Schedule 5.01(j) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans with respect to any employees of any Loan Party, or any of their Subsidiaries.

               (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or could reasonably be expected to result in a material liability of any Loan Party or any of its ERISA Affiliates.

               (iii) Schedule B (Actuarial Information) to the 1997 annual report (Form 5500 Series) for each Plan of any Loan Party or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

               (iv) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

               (v) Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

               (vi) The aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Loan Parties and their Subsidiaries are liable does not exceed $100,000.

          (K)  NO ADVERSE CONDITIONS.  Neither the business nor the properties
               ---------------------
of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could have a Material Adverse Effect and there has been no Material Adverse Change affecting the value of the collateral or the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents.

          (L)  COMPLIANCE WITH ENVIRONMENTAL LAWS.
               ----------------------------------

               (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (ii) None of the properties of any Loan Party or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any such property, and no underground storage tanks, as such term is defined in 42 U.S.C. (S) 6991, are located on any property of any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any adjoining property.

               (iii) Neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list, Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of any Loan Party or any of its Subsidiaries or, to the best of its knowledge, any adjoining property, except in compliance with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits.

          (M)  NO BURDENSOME AGREEMENTS.  Neither any Loan Party nor any of its
               ------------------------
Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have a Material Adverse Effect.

          (N)  TAX INFORMATION.
               ---------------

               (i) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

               (ii) Set forth on Schedule 5.01(n) hereto is a complete and accurate list, as of the date hereof, of each taxable year of the Borrower for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN
                                                                          ----
     YEAR").
     ----

               (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Borrower proposed by the Internal Revenue Service with respect to Open Years does not exceed $5,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

               (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Borrower and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $2,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

          (O)  NO INVESTMENT COMPANY.  Neither any Loan Party nor any of its
               ---------------------
Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (P)  SOLVENCY.  Each Loan Party is, individually and together with its
               --------
Subsidiaries, Solvent.

          (Q)  DEBT OF THE BORROWER AND ITS SUBSIDIARIES.
               -----------------------------------------

               (i) Set forth on Schedule 5.01(q)(i) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder.

               (ii) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder.

               (iii) Set forth on Schedule 6.02(a) hereto is a complete and accurate list of all Existing Liens, showing as of the date hereof the principal amount outstanding thereunder.

          (R)  REAL PROPERTY.
               -------------

               (i) Set forth on Schedule 5.01(r)(i) hereto is a complete and accurate list, as of the date hereof, of all real property owned by any Loan Party or any of their Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

               (ii) Set forth on Schedule 5.01(r)(ii) hereto is a complete and accurate list, as of the date hereof, of all leases of real property under which any Loan Party or any of their Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor and execution date thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (S)  INVESTMENTS.  Set forth on Schedule 5.01(s) hereto is a complete
               -----------
and accurate list of all Investments held by any Loan Party or any of their Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (T)  INTELLECTUAL PROPERTY.  Set forth on Schedule 5.01(t) hereto is a
               ---------------------
complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of their Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (U)  OTHER AGREEMENTS.  Schedule 5.01(u) sets forth a complete and
               ----------------
accurate list as of the date hereof of (i) all joint venture and partnership agreements to which the Borrower or any of its Subsidiaries is a party, and (ii) all covenants not to compete restricting the Borrower or any of its Subsidiaries to which the Borrower or any of its Subsidiaries is a part or by which the Borrower or any of its Subsidiaries is bound.

          (V)  YEAR 2000 PREPAREDNESS.  Borrower has reviewed its operations and
               ----------------------
those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem (as defined below) and has a reasonable basis to believe that no Year 2000 Problem will exist on or after December 31, 1999. Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on or after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of Agent, Borrower will, at Borrower's expense, provide Agent with assurances and substantiations (including, but not limited to, the results of internal or external audit reports) reasonably acceptable to Agent as to the capability of Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem. "YEAR 2000 PROBLEM" means any significant risk that computer
               -----------------
hardware, software or equipment containing embedded microchips essential to the business or operations of Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations. The Borrower has no knowledge of the existence of a Year 2000 Problem with respect to any of its vendors or suppliers that could have a Material Adverse Effect.

                                  ARTICLE VI.
                           COVENANTS OF THE BORROWER

          SECTION 6.01.  AFFIRMATIVE COVENANTS.  So long as any Advance shall
                         ---------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

          (A)  COMPLIANCE WITH LAWS, ETC.  Comply, and cause each of its
               -------------------------
Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, including, without limitation, compliance with ERISA.

          (B) PAYMENT OF TAXES, ETC.  Pay and discharge, and cause each of its
              ---------------------
Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither
                                    --------  -------
the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (C) COMPLIANCE WITH ENVIRONMENTAL LAWS.  Comply, and cause each of its
              ----------------------------------
Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall
--------  -------
be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (D) MAINTENANCE OF INSURANCE.  Maintain, and cause each of its
              ------------------------
Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is commercially reasonable and prudent with respect to the business and properties of the Borrower and its Subsidiaries. The Insurance maintained by the Borrower and its Subsidiaries, as of the date hereof shall be deemed to satisfy the requirements of this Section 6.01(d) as of the date hereof.

          (E) PRESERVATION OF CORPORATE EXISTENCE, ETC.  Preserve and maintain,
              ----------------------------------------
and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however,
                                                          --------  -------
that the Borrower and its Subsidiaries may consummate any other merger or consolidation permitted under Section 6.02(c) and provided further, neither the
                                                  -------- -------
Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

          (F) VISITATION RIGHTS.  At any reasonable time and from time to time
              -----------------
and upon reasonable notice, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (G)  PREPARATION OF ENVIRONMENTAL REPORTS.  At the request of the
               ------------------------------------
Administrative Agent from time to time, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for all of its and its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary which owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (H)  KEEPING OF BOOKS.  Keep, and cause each of its Subsidiaries to
               ----------------
keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (I)  MAINTENANCE OF PROPERTIES, ETC.  Maintain and preserve, and cause
               ------------------------------
each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (J)  COMPLIANCE WITH TERMS OF LEASEHOLDS.  Make all payments and
               -----------------------------------
otherwise perform all obligations in respect of the Synthetic Leases and all other leases of real property, keep such Synthetic Leases and all other leases in full force and effect and not allow such Synthetic Leases or other leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled except, with respect to the Synthetic Leases, pursuant to the terms thereof, notify the Administrative Agent of any default by any party with respect to such Synthetic Leases and other leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

          (K)  TRANSACTIONS WITH AFFILIATES.  Conduct, and cause each of its
               ----------------------------
Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (L)  ADDITIONAL LOAN PARTIES; ADDITIONAL COLLATERAL.  (i)
               ----------------------------------------------
Substantially concurrently with the formation or acquisition of any Subsidiary of the Borrower, (A) cause such Subsidiary (other than a Foreign Subsidiary) to guarantee all Obligations of the Borrower hereunder and under the Notes by executing and delivering to the Administrative Agent an amendment to Guaranty in substantially the form of Exhibit L, (B) cause such Subsidiary (other than a Foreign Subsidiary) to execute and deliver to the Administrative Agent, an amendment to the Security Agreement, in substantially the form of Exhibit M (whereby such Subsidiary shall grant a Lien on those of its assets described in the Security Agreement), (C) promptly pledge to the Administrative Agent or cause to be pledged to the Administrative Agent all of the outstanding capital stock of such Subsidiary (or, if such Subsidiary is a Foreign Subsidiary, 65% of such capital stock) owned by any Loan Party to secure such Loan Party's Obligations under the Loan Documents, (D) with respect to any real property in which such Subsidiary has an interest, cause such Subsidiary to execute and deliver such deeds of trust, trust deeds and mortgages ("ADDITIONAL MORTGAGES")
                                                         --------------------
in appropriate form for filing in all filing or recording offices that the Administrative Agent may deem necessary or desirable to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Lender Parties, (E) promptly take, and cause such Subsidiary and each other Loan Party to take all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the Collateral Documents, as amended pursuant to this Section 6.01(l), and (F) promptly deliver to the Administrative Agent such opinions of counsel, if any, as the Administrative Agent or the Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

          (ii) In addition to the foregoing, (1) within 90 days following the Closing Date with respect to each property identified on Schedule 6.01(l)(ii) with a fair market value of $500,000 or more, and (2) promptly upon the acquisition by any Loan Party on or after the date hereof of any interest in any real property with a fair market value in excess of $750,000 (A) the applicable Loan Party shall execute and deliver such Additional Mortgages in appropriate form for filing in all filing or recording offices that the Administrative Agent may deem necessary or desirable to create a valid first and subsisting Lien on such real property in favor of the Administrative Agent for the benefit of the Lender Parties, (B) the Borrower shall take, and cause each Loan Party to take, all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the Additional Mortgages, (C) the Borrower shall take, and cause each Loan Party to take, all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to provide such Mortgage Policies, American Land Title Association form surveys, appraisals, environmental reports, engineering, soils and other reports, assignments of leases and rents, consents and agreements of lessors and other third parties, estoppel letters and other confirmations, and evidence of insurance with respect to any real property that becomes the subject of an Additional Mortgage, as the Administrative Agent may deem necessary or desirable, in each case in form and substance acceptable to the Administrative Agent, and (D) deliver to the Administrative Agent such opinions of counsel, if any, as the Administrative Agent or the Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

          (M)  APPRAISALS.  (i) As soon as reasonably practicable after the
               ----------
Closing Date (and in any event within 90 days after the Closing Date), provide to the Administrative Agent, at the expense of the Borrower, appraisals of the properties of the Borrower and its Subsidiaries identified on Schedule 6.01(m) (or such portion of such properties as shall be otherwise acceptable to the Administrative Agent and each Lender), which appraisals comply with all applicable requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and (ii) at the request of the Administrative Agent or any Lender from time to time after the Closing Date, provide to the Administrative Agent within 60 days after such request, at the expense of the Borrower, appraisals of the properties of the Borrower and its Subsidiaries described in such request as the Administrative Agent or such Lender may determine are necessary or desirable to ensure compliance with, and which appraisals comply with all applicable requirements of, the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          (N)  YEAR 2000.  The Borrower shall review and monitor, and shall
               ---------
cause each of its Subsidiaries to review and monitor, its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effect of a Year 2000 Problem suffered by the Borrower or any of its Subsidiaries or any of its material suppliers or vendors. The Borrower shall take, and shall cause each of its Subsidiaries to take, all actions necessary and commit adequate resources to assure that its computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that results in, or could reasonably be expected to result in, a Material Adverse Effect. At the request of the Administrative Agent, the Borrower will provide the Administrative Agent with reasonable assurances and substantiations (including without limitation the results of internal or external audit reports) reasonably acceptable to the Administrative Agent as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem that results in, or could reasonably be expected to result in, a Material Adverse Effect.

          (O)  CONSENTS AND AGREEMENTS OF LESSOR; CERTAIN POST-CLOSING MATTERS.
               ---------------------------------------------------------------

          (i) The Borrower shall use its best efforts to provide to the Administrative Agent within 60 days after the Closing Date such consents and agreements of lessors and other third parties and such estoppel letters and other confirmations as the Administrative Agent or the Required Lenders may require, all in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          (ii) Within 90 days after the Closing Date, and from time to time thereafter as reasonably requested by the Administrative Agent or the Required Lenders, deliver such flood hazard certification as the Administrative Agent or the Required Lenders may require with respect to the properties subject to the Mortgages.

          (iii) Within 90 days after the Closing Date, cause to be effective, at the Borrower's expense, such increases in the amounts of title insurance applicable to the properties subject to the Mortgages as the Administrative Agent or the Required Lenders may reasonably request after consideration of the appraisals referred to in Section 6.01(m). It is understood and agreed that such increases may be required with respect to properties subject to, and with respect to properties not subject to, such appraisals.

          (iv) Within 30 days after the Closing Date, provide to the Administrative Agent evidence of the insurance required by the Security Agreement.

          SECTION 6.02.  NEGATIVE COVENANTS.  So long as any Advance shall
                         ------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time, without the written consent of the Required Lenders or, if required under Section 9.01, of all of the Lenders:

          (A)  LIENS, ETC.  Create, incur, assume or suffer to exist, or permit
               ----------
any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from
                                                       ---------  -------
the operation of the foregoing restrictions the following:

               (i) Liens created by the Loan Documents and the Synthetic Lease Documents;

               (ii)  Permitted Liens;

               (iii) the Liens described on Schedule 6.02(a); and

               (iv) purchase money Liens upon or in property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any
             --------  -------
     property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the
                   -------- -------
     Debt secured by Liens permitted by this clause (iv) shall not exceed $7,500,000 at any time outstanding.

               (v) Liens arising in connection with Capitalized Leases in an aggregate principal amount not to exceed $7,500,000 at any time outstanding, provided that no such Lien shall extend to or cover any Collateral;

               (vi) other Liens securing Debt outstanding in an aggregate principal amount not to exceed $2,500,000, provided that no such Lien shall extend to or cover any Collateral; and

               (vii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (B)  DEBT.  Create, incur, assume or suffer to exist, or permit any of
               ----
its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)   in the case of the Borrower,

                     (A) Debt under the Loan Documents and the Synthetic Lease Documents,

                     (B) Debt in respect of Hedge Agreements in an aggregate notional amount not to exceed $100,000,000 at any time outstanding not entered into for speculative purposes; and

                     (C) unsecured Debt in respect of the Casino Intercompany Advances in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

               (ii) in the case of any of its wholly-owned Domestic Subsidiaries that is a Loan Party, Debt owed to the Borrower or to another wholly-owned Domestic Subsidiary of the Borrower that is Loan Party so long as such Debt is evidenced by a promissory note that has been pledged to the Administrative Agent pursuant to the Security Agreement; and

               (iii) in the case of the Borrower and any of its Subsidiaries,

                     (A) Debt secured by Liens permitted by Section 6.02(a)(iv) and (v) not to exceed in the aggregate the amount set forth in such Sections,

                     (B) the Surviving Debt,

                     (C) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (C) MERGERS, CORPORATE CHANGES, ETC. Merge into or consolidate with
              --------------------------------
any Person or permit any Person to merge into it or liquidate or dissolve itself (or suffer any liquidation or dissolution), or permit any of its Subsidiaries to do so, except that (i) any wholly-owned Solvent Domestic Subsidiary of the Borrower may merge into or consolidate with any other wholly-owned

Solvent Domestic Subsidiary of the Borrower provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a wholly-owned Solvent Domestic Subsidiary of the Borrower and (ii) any of the Borrower's wholly-owned Solvent Domestic Subsidiaries may merge into the Borrower; provided, however, that in each case, immediately after giving effect thereto,
--------  -------
no event shall occur and be continuing that constitutes a Default.

          (D)  SALES, ETC. OF ASSETS.  Sell, lease, transfer or otherwise
               ---------------------
dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any Collateral other than Inventory to be sold in the ordinary course of its business, except (i) sales of Inventory in the ordinary course of its business, (ii) in a transaction authorized by subsection (d) of this Section, (iii) the sale of any asset by the Borrower or any Subsidiary (other than a bulk sale of Inventory and a sale of Accounts Receivable other than delinquent accounts for collection purposes only) so long as (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (C) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries during the same Fiscal Year pursuant to this clause (iii) shall not exceed $5,000,000 and (D) the Borrower shall, on the date of such sale, prepay the Advances pursuant to, and in the order of priority set forth in, Section 2.05(b)(ii) in an aggregate principal amount equal to the Net Cash Proceeds received by the Borrower or such Subsidiary from the sale of such asset and (iv) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the next preceding clause (iii).

          (E)  INVESTMENTS IN OTHER PERSONS.  Make or hold, or permit any of its
               ----------------------------
Subsidiaries to make or hold, any Investment in any Person other than

               (i) Investments by the Borrower and its Subsidiaries in wholly-owned Domestic Subsidiaries that are Loan Parties;

               (ii) loans and advances to officers and employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,500,000 at any time outstanding;

               (iii) Investments by the Borrower and its Subsidiaries in Cash Equivalents; and

               (iv) other Investments in an aggregate amount invested not to exceed $2,000,000.

          (F)  DIVIDENDS, ETC.  Declare or pay any dividends, purchase, redeem,
               --------------
retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing, the Borrower may (i) declare and deliver dividends and distributions payable only in (and to the holders of) common stock of the Borrower, (ii) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.05(b), purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights, (iii) declare and pay cash dividends to its stockholders in an aggregate amount not to exceed in any fiscal year of the Borrower the sum of (A) $4,700,000 plus (B) the
                                                             ----
Additional Dividend Amount but only if the Fixed Charge Coverage Ratio of the Borrower determined pursuant to Section 6.04(c) hereto equals 2.0 or greater as of the then most recently ended period of four consecutive fiscal quarters of the Borrower, and (iv) issue equity securities upon the exercise of rights to acquire such equity securities but only if (A) the exercise of such rights requires either the payment of cash or the conversion of the Casino Note (or any portion thereof ) and (B) the Net Cash Proceeds of the exercise of such rights are applied to the prepayment of Advances to the extent required pursuant to
Section 2.05(b).

          (G)  CHANGE IN NATURE OF BUSINESS.  Make, or permit any of its
               ----------------------------
Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (H)  CHARTER AMENDMENTS; NEW SUBSIDIARIES.  Amend, or permit any of
               ------------------------------------
its Subsidiaries to amend, its certificate or articles of incorporation, bylaws or other organizational or charter documents (including, without limitation, by filing any certificate of designation with respect to any preferred stock or otherwise creating any new preferred stock) or create or acquire, or permit its Subsidiaries to directly or indirectly create or acquire, a Subsidiary not in existence on the date hereof.

          (I)  ACCOUNTING CHANGES.  Make or permit, or permit any of its
               ------------------
Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

          (J)  PREPAYMENTS, ETC. OF DEBT.  (i) Prepay, redeem, purchase, defease
               -------------------------
or otherwise satisfy prior to the scheduled maturity thereof in any manner any Debt other than (A) the prepayment of the Advances in accordance with the terms of this Agreement, (B) regularly scheduled or required repayments or redemptions of Surviving Debt, and (C) redemption of all or any portion of the Casino Note for equity securities of the Borrower, (ii) make any payment in violation of any subordination terms of any Debt, or (iii) amend, modify or change in any manner any term or condition of the Casino Intercompany Agreement, the Casino Loan Agreement or any other Surviving Debt or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

          (K)  NEGATIVE PLEDGE.  Enter into or suffer to exist, or permit any of
               ---------------
its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the

Administrative Agent and the Lender Parties or (ii) in connection with (A) any Surviving Debt and any Debt outstanding on the date such Subsidiary first becomes a Subsidiary or (B) any Debt permitted by Section 6.02(b)(iii)(a) hereof so long as such prohibition extends only to the property subject to the Lien securing such Debt.

          (L)  PARTNERSHIPS.  Become a general partner in any general or limited
               ------------
partnership, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership.

          (M)  AFFILIATE TRANSACTIONS.  Enter into, or permit any of its
               ----------------------
Subsidiaries to, directly or indirectly, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of any Borrower, except pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

          SECTION 6.03.  REPORTING REQUIREMENTS.  So long as any Advance shall
                         ----------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to the Lenders:

          (A)  BORROWING BASE CERTIFICATE.  Quarterly, within 10 Business Days
               --------------------------
after the last Business day of each quarter and prior to the making of any Revolving Advance and any Issuance of a Letter of Credit and at any other time reasonably requested by the Administrative Agent, a Borrowing Base Certificate, which shall: (i) be completed substantially in the form of Exhibit K, detailing the Borrower's Eligible Accounts Receivable, Eligible Inventory and Eligible Real Property as of the last day of such quarter (except that, in the case of a Borrowing Base Certificate delivered more than 40 days after the end of the then most recently ended fiscal quarter of the Borrower, such Borrowing Base Certificate shall set forth the Borrower's Eligible Accounts Receivable, Eligible Inventory and Eligible Real Property as of the last day of the most recently ended fiscal month of the Borrower) or as of such other date as the Administrative Agent may request; (ii) be prepared by or under the supervision of the Borrower's chief financial officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (iii) include such additional schedules and other information as the Administrative Agent may reasonably request.

          (B)  DEFAULT NOTICE.  (i) As soon as possible after the Borrower has
               --------------
reason to believe a Default will occur and (ii) as soon as possible and in any event within two days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (C)  QUARTERLY FINANCIALS.  As soon as available and in any event
               --------------------
within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that the representations and warranties in Section 5.01 are true and correct in all material respects as of the date of such certificate and that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 6.02(a), (b), (c), (e), (f),
(g) and 6.04.

          (D)  ANNUAL FINANCIALS.  As soon as available and in any event within
               -----------------
90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein audited Consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and audited Consolidated and unaudited consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case with respect to such audited balance sheets and statements of income and cash flow accompanied by an opinion acceptable to the Required Lenders of Arthur Andersen LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 6.02(a), (b), (c), (e), (f), (g) and 6.04 and (iii) a certificate of the chief financial officer of the Borrower stating that the representations and warranties in Section 5.01 are true and correct in all material respects as of the date of such certificate and that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

          (E)  ERISA EVENTS.  Promptly and in any event within ten days after
               ------------
any Loan Party or any of its ERISA Affiliates knows or has reason to know that any material ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

          (F)  PLAN TERMINATIONS.  Promptly and in any event within 10 Business
               -----------------
Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

          (G)  PLAN ANNUAL REPORTS.  Promptly and in any event within 30 days
               -------------------
after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Loan Party or any of its ERISA Affiliates.

          (H)  MULTIEMPLOYER PLAN NOTICES.  Promptly and in any event within 10
               --------------------------
Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

          (I)  LITIGATION.  Promptly after the commencement thereof, notice of
               ----------
all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(d), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of their Subsidiaries of the Disclosed Litigation from that described on Schedule 5.01(h).

          (J)  PRESS RELEASES; SECURITIES REPORTS.  Promptly after the sending
               ----------------------------------
or filing thereof, copies of all (i) press releases, (ii) proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and (iii) regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (K)  CREDITOR REPORTS.  Promptly after the furnishing thereof, copies
               ----------------
of any statement or report furnished to (i) any other party to a Synthetic Lease, or (ii) any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 6.03.

          (L)  ENVIRONMENTAL CONDITIONS.  Promptly after the occurrence thereof,
               ------------------------
notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (M)  OTHER INFORMATION.  Such other information respecting the
               -----------------
business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party may from time to time reasonably request.

          SECTION 6.04.  FINANCIAL COVENANTS.  So long as any Advance shall
                         -------------------
remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing:

          (A)  NET WORTH.  Maintain at all times a Consolidated Net Worth of the
               ---------
Borrower and its Subsidiaries of not less than the sum of (i) $173,346,450, plus
                                                                            ----
(ii) 50% of positive cumulative Consolidated Net Income of the Borrower and its Subsidiaries for all fiscal quarters ending after October 9, 1998 (but without any deduction for any period in which Consolidated Net Income is a negative number), plus (iii) 100% of the amount of all cash proceeds of any equity
         ----
issuances by the Borrower or any of its Subsidiaries after the date hereof, plus
                                                                            ----
(iv) the aggregate principal amount of Debt under the Casino Notes converted to equity.

          (B)  ADJUSTED LEVERAGE RATIO.  Maintain an Adjusted Leverage Ratio not
               -----------------------
greater than (i) 5.25 to 1 from and including January 3, 1999 to, but not including, March 28, 1999, (ii) 4.75 from and including March 28, 1999 to, but not including, March 26, 2000, and (iii) 4.50 thereafter.

          (C)  FIXED CHARGE COVERAGE RATIO.  Maintain at all times a ratio of
               ---------------------------
the sum of (i) Consolidated EBITDA of the Borrower and its Subsidiaries plus
(ii) Consolidated rent expense of the Borrower and its Subsidiaries to the sum of (iii) Consolidated Interest Expense of the Borrower and its Subsidiaries plus
(iv) Consolidated rent expense of the Borrower and its Subsidiaries (in each case determined for the period of four consecutive fiscal quarters ending as of the last day of each fiscal quarter of the Borrower) of not less than 1.75 to 1.

          (D)  CAPITAL EXPENDITURES.  Not make, or permit any of its
               --------------------
Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

               Fiscal Year
               Ending                            Amount
               ------                            ------
               January 3, 1999                   $50,000,000
               January 2, 2000                   $45,000,000
               December 31, 2000                 $45,000,000

                                 ARTICLE VII.
                               EVENTS OF DEFAULT

          SECTION 7.01.  EVENTS OF DEFAULT.  If any of the following events
                         -----------------
("EVENTS OF DEFAULT") shall occur and be continuing:
  -----------------

          (a) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Loan Party shall fail to make any interest or any other payment under any Loan Document within three days after such interest or other amount becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 6.01(e), (f), (k), (l) or (m), 6.02,
     6.03 or 6.04; or

          (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

          (e) any "Event of Default" (under and as defined in the Participation Agreement) shall have occurred and be continuing or any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 4.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (j)  any Collateral Document after delivery thereof pursuant to
     Section 4.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

          (k) (i) any Person or two or more Persons acting in concert other than Casino shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert other than Casino shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over Voting Stock of the Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all Voting Stock of the Borrower; or

          (l) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and the liability of the Loan Parties and their ERISA Affiliates related to such ERISA Event and any and all other ERISA Events which shall have occurred and then exist with respect to any Plans of the Loan Parties and their ERISA Affiliates exceeds $5,000,000; or

          (m) (i) there occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Internal Revenue Code with respect to a Plan, or any tax return is filed showing any tax payable under
     Section 4971(a) of the

     Internal Revenue Code with respect to any such failure, or Borrower or any Subsidiary thereof or any other Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan; or

          (n) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

          (o) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

          (p)  there shall occur any Material Adverse Change; or

          (q) any Borrowing Base Deficiency shall occur and no prepayment of such Borrowing Base Deficiency has been made when and as required pursuant to Section 2.05(b)(i) hereof; or

          (r) the Borrower shall report on its Consolidated financial statements in or with respect to the third or fourth quarter of fiscal year 1998 of the Borrower, (i) any charge (other than non-material charges consistent with past practices in the ordinary course of business) except a one time charge associated with the closing of the Florida Stores in an aggregate amount not to exceed $18,000,000 (except that (A) not more than $9,000,000 may represent items requiring cash payments and (B) such amounts may not include any charges of the type referred to in the following clause
     (ii)) or (ii) any charge associated with operating losses relating to the Florida Stores in an amount in excess of $9,000,000.

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or
                        --------  -------
deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender Party to make Advances and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 7.02.  ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON
                         ------------------------------------------------
DEFAULT.  If any Event of Default shall have occurred and be continuing, the
-------
Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit to a non-interest bearing account established by the Administrative Agent for such purposes or for purposes of Section 2.05(b)(iv) (the "L/C CASH COLLATERAL ACCOUNT"), an amount
                                      ---------------------------
equal to the aggregate Available Amount of all Letters of Credit then outstanding (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and each Lender Party, a continuing security interest in all amounts at any time on deposit in the L/C Cash Collateral Account to secure all Letter of Credit Obligations from time to time outstanding and all other Obligations hereunder). If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                 ARTICLE VIII.
                           THE ADMINISTRATIVE AGENT

          SECTION 8.01.  AUTHORIZATION AND ACTION.  Each Lender Party hereby
                         ------------------------
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however,
                                                          --------  -------
that the

Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02.  AGENT'S RELIANCE, ETC.  Neither the Administrative
                         ---------------------
Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vii) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

          SECTION 8.03.  CREDIT LYONNAIS LOS ANGELES BRANCH AND AFFILIATES.
                         -------------------------------------------------
With respect to its Commitments and the Advances made by it and the Notes issued to it, Credit Lyonnais Los Angeles Branch shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the terms "Lender", "Lenders", "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Credit Lyonnais Los Angeles Branch in its individual capacity. Credit Lyonnais Los Angeles Branch and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Credit Lyonnais Los Angeles Branch were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

          SECTION 8.04.  LENDER PARTY CREDIT DECISION.  Each Lender Party
                         ----------------------------
acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  INDEMNIFICATION.  Each Lender Party severally agrees to
                         ---------------
indemnify the Administrative Agent and Syndication Agent and their affiliates, officers, directors, employees, attorneys, agents and advisors (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or the Syndication Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent or the Syndication Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such
--------  -------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent or the Syndication Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this
Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances (other than L/C Advances) outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Letter of Credit Obligations outstanding at such time, plus (c)
                                                                     ----
their respective Unused Revolving Commitments at such time. The failure of any Lender Party to reimburse the Administrative Agent or the Syndication Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount.

          SECTION 8.06.  SUCCESSOR AGENTS.  The Administrative Agent may resign
                         ----------------
at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          SECTION 9.01.  AMENDMENTS, ETC.; RELEASE OF COLLATERAL.
                         ---------------------------------------

          (A)  AMENDMENTS, ETC.  No amendment or waiver of any provision of this
               ----------------
Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (and, in the case of any such amendment, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no
                                              --------  -------
amendment, waiver or consent shall, unless in writing and signed by all the Lender Parties, do any of the following at any time: (i) waive any of the conditions specified in Section 4.02 or, in the case of the initial Borrowing, 4.01, or waive any Event of Default arising under Section 7.01(k), (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes that shall be required for the Lender Parties or any of them to take any action hereunder, (iii) release all of the Collateral or release any portion of the Collateral equal to or greater than (at the time of such release) 10% or more of the total assets of the Borrower and its Subsidiaries on a consolidated basis or release any Guarantor from its obligations under the Guaranty or otherwise modify the Guaranty in any way requiring consent of all Lenders pursuant to Section 8 of the Guaranty, (iv) increase the total Obligations under this Facility, (v) reduce or alter the principal of, or interest on, the Notes held by the Lender or any fees or other amounts payable hereunder to any Lender,
(vi) postpone any date fixed for any payment of principal of, or interest on, the Notes held by any Lender or any fees or other amounts payable hereunder to any Lender, or (vii) amend this Section 9.01 or amend Section 2.05; provided
                                                                    --------
further that no amendment, waiver or consent shall, unless in writing and signed
-------
by the Swing Line Lender or the applicable Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Lender or of any Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent
                          -------- -------
shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent

          (B)  RELEASE OF COLLATERAL.  So long as no Default under Section
               ----------------------
7.01(a), (e), or (f) and no Event of Default has occurred and is continuing, upon the request of the Borrower, and without the consent of the Required Lenders or any other Lender Party, the Administrative Agent is authorized to and, subject to the provisions of this Section 9.01(b), shall release from the Lien of any Collateral Document any item or items of Collateral comprising less than all or substantially all of the Collateral at the time of such release (and is authorized to, and subject to the provisions of this Section 9.01(b), shall, at the Borrower's expense, execute any documents or instruments reasonably requested by the Borrower in connection therewith) if (A) such release is requested in conjunction with the consummation of any sale or other disposition of such Collateral by the Borrower or any of its Subsidiaries that is not prohibited by this Agreement, (B) arrangements satisfactory to the Administrative Agent for the receipt by the Administrative Agent of any prepayment required under Section 2.05(b) have been made, and (C) the Borrower has delivered to the Administrative Agent an officer's certificate, signed by a Responsible Officer, certifying that no Default under Section 6.01(a), (e), or
(f) and no Event of Default has occurred and is continuing and that such sale or other disposition is not prohibited by this Agreement.

          SECTION 9.02.  NOTICES, ETC.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at Smart & Final, Inc., 600 Citadel Drive, Commerce, California 90040, Telecopier No. (323) 869-7862,
Attn: Donald G. Alvarado; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Credit Lyonnais Los Angeles Branch, 515 South Flower Street, Los Angeles, California, Telecopier No. (213) 623-3437, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or VIII shall not be effective until received by the Administrative Agent.

          SECTION 9.03.  NO WAIVER; REMEDIES.  No failure on the part of any
                         -------------------
Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04.  COSTS AND EXPENSES.  (a)  The Borrower agrees to pay on
                         ------------------
demand (i) all costs and expenses of the Co-Lead Arrangers and the Agents in connection with the negotiation, preparation, execution, delivery, syndication, administration, modification and amendment of the Loan Documents, whether or not the Loan Documents are executed or the Facility is closed, (including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Co-Lead Arrangers and the Agents with respect thereto, with respect to advising the Co-Lead Arrangers and the Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Co-Lead Arrangers and the Agents, each Lender and each Issuing Bank in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Co-Lead Arrangers and the Agents and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Agents, each Lender, each Issuing Bank and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement or any other Loan Document, the actual or proposed use of the proceeds of any Advance or of any Letter of Credit issued hereunder or any of the transactions contemplated hereby or by the other Loan Documents, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to Section 2.05 or 2.06, acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance. In addition to the foregoing, if any losses, costs or expenses are incurred by the Administrative Agent or any Lender with respect to Eurodollar Rate Advances during the 180 day period following the Closing Date as a result of or in connection with the syndication of the Facilities, the Borrower shall, upon demand by the Administrative Agent or any Lender, pay to the Administrative Agent or such Lender any amounts required to compensate the Administrative Agent or such Lender for any such losses, costs or expenses.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion and the Borrower shall reimburse the Administrative Agent or such Lender Party on demand for any amounts so paid with interest thereon at the Default Rate from the date of such payment until so reimbursed.

          SECTION 9.05.  RIGHT OF SET-OFF.  Upon (a) the occurrence and during
                         ----------------
the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not
             --------  -------
affect the validity of such set-off and application. The rights of each Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party may have.

          SECTION 9.06.  BINDING EFFECT.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender Party that such Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 9.07.  ASSIGNMENTS AND PARTICIPATIONS.  (a) Each Lender Party
                         ------------------------------
may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, and the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a
             --------  -------
uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities and must occur simultaneously with an assignment of a ratable portion of such Lenders' rights and obligations under the Synthetic Lease Documents (and any assignment which is not made in compliance with this clause (i) shall be void and of no force or effect), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender Party or an assignment of all of a Lender Party's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender Party being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender Party hereunder and (y) the Lender Party assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender Party's rights and obligations under this Agreement, such Lender Party shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment of, and principal amount of the Advances owing to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender Party has retained a Commitment hereunder, a new Note to the order of the assigning Lender Party in an amount equal to the Commitment retained by it hereunder.
Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D-1 or D-2 hereto, as applicable.

          (e) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this

Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (f) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any
                                       --------  -------
such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08.  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL BE
                         -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

          SECTION 9.09.  EXECUTION IN COUNTERPARTS.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.10.  NO LIABILITY OF THE ISSUING BANK.  The Borrower assumes
                         --------------------------------
all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the
                                                              ------
Borrower shall have a claim against such

Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.11.  CONFIDENTIALITY.  Neither the Administrative Agent nor
                         ---------------
any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 9.12.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE
                         --------------------
AGENTS, THE ISSUING BANK AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, ANY LETTER OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        SMART & FINAL INC.
                                         as Borrower

                                        By:  /s/ DONALD G. ALVARADO
                                            -----------------------
                                            Title: Secretary

                                        CREDIT LYONNAIS LOS ANGELES BRANCH,

                                        as Administrative Agent

                                        By:  /s/ DIANNE M. SCOTT
                                           --------------------------------
                                           Title: First Vice President and
                                                  Manager

                                        L/C Bank
                                        --------

                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By:________________________________
                                           Title: Senior Vice President

                                        Initial Lenders
                                        ---------------

                                        CREDIT LYONNAIS LOS ANGELES BRANCH,

                                        By:  /s/ DIANNE M. SCOTT
                                           --------------------------------
                                           Title: First Vice President and
                                                  Manager

                                           NATIONSBANK, N.A.

                                           By:  /s/ CHAS McDONELL
                                              -----------------------------
                                              Title: Vice President

                                              UNION BANK OF CALIFORNIA, N.A.

                                              By:  /s/ TERRY ROCHA
                                                 --------------------------
                                                 Title: Vice President

                                              WELLS FARGO BANK, N.A.

                                              By:  /s/ CATHERINE M. WALLACE
                                                 --------------------------
                                                 Title: Vice President

                                              /s/ DONALD A. HARTMAN
                                              -----------------------------
                                              Senior Vice President

                                      COOPERATIEVE CENTRALE
                                      RAIFFEISEN-BOERENLEENBANK N.A
                                      "RABOBANK NEDERLAND", NEW YORK
                                      BRANCH

                                      By: /s/ BRADFORD F. SCOTT
                                          ---------------------
                                          Title: Vice President

                                  SCHEDULE I
                  COMMITMENTS AND APPLICABLE LENDING OFFICES

                                               Domestic      Eurodollar
   Name of       Revolving     Swing Line       Lending        Lending
 Lender         Commitment     Commitment       Office         Office
------------    ----------     -----------     -----------   -----------








Total:          $150,000,000   $15,000,000